                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-88124

                                 $1,872,832,000

                          [AA AMERICAN AIRLINES LOGO]

                               OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 2001-2,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
      FOR ANY AND ALL OUTSTANDING PASS THROUGH CERTIFICATES, SERIES 2001-2

THE NEW CERTIFICATES

- The terms of the new pass through certificates we are issuing will be substantially identical to the terms of the outstanding pass through certificates, except that the new pass through certificates are being registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer or provisions relating to interest rate increases, and the new pass through certificates will be available only in book-entry form.

- No public market currently exists for the pass through certificates.

THE EXCHANGE OFFER

- The exchange offer expires at 5:00 p.m., New York City time, on June 20, 2002, unless we extend it.

     THE CERTIFICATES AND THE EXCHANGE OFFER INVOLVE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 19.

PASS THROUGH                                                          INTEREST     FINAL EXPECTED
CERTIFICATES                                          FACE AMOUNT       RATE      DISTRIBUTION DATE
------------                                          ------------    --------    -----------------
Class A-1...........................................  $322,404,000     6.978%     April 1, 2011
Class A-2...........................................   828,761,000     7.858      October 1, 2011
Class B.............................................   180,087,000     8.608      April 1, 2011
Class C.............................................   281,038,000     7.800      October 1, 2006
Class D.............................................   260,542,000     9.092      October 1, 2006

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                  The date of this Prospectus is May 20, 2002.

                               TABLE OF CONTENTS

PRESENTATION OF INFORMATION.......................   ii
WHERE YOU CAN FIND MORE INFORMATION...............   ii
PROSPECTUS SUMMARY................................    1
  The Exchange Offer..............................    1
  Summary of Terms of Certificates................    5
  Equipment Notes and the Aircraft................    6
  Loan to Aircraft Value Ratios...................    7
  Cash Flow Structure.............................    9
  The Certificates................................   10
  The Company.....................................   16
  Summary Historical Consolidated Financial and
    Operating Data................................   17
RISK FACTORS......................................   19
  Special Risk Factor.............................   19
  Risk Factors Relating to the Certificates and
    the Exchange Offer............................   19
      Consequences of Failure to Exchange.........   19
      Appraisals and Realizable Value of
        Aircraft..................................   20
      Repossession................................   20
      Priority of Distributions; Subordination....   21
      Control over Collateral; Sale of
        Collateral................................   21
      Ratings of the Certificates.................   22
      No Protection Against Highly Leveraged or
        Extraordinary Transactions................   22
      Limited Ability to Resell the
        Certificates..............................   22
THE EXCHANGE OFFER................................   23
  General.........................................   23
  Expiration Date; Extensions; Amendments;
    Termination...................................   25
  Distributions on the New Certificates...........   25
  Procedures for Tendering........................   25
  Acceptance of Old Certificates for Exchange;
    Delivery of New Certificates..................   27
  Book-Entry Transfer.............................   27
  Guaranteed Delivery Procedures..................   28
  Withdrawal of Tenders...........................   28
  Conditions......................................   29
  Exchange Agent..................................   29
  Fees and Expenses...............................   29
THE COMPANY.......................................   31
USE OF PROCEEDS...................................   31
DESCRIPTION OF THE CERTIFICATES...................   31
  General.........................................   31
  Distribution of Payments on Equipment Notes.....   32
  Subordination...................................   34
  Pool Factors....................................   34
  Reports to Certificateholders...................   35
  Indenture Events of Default and Certain Rights
    upon an Indenture Event of Default............   36
  Purchase Rights of Certificateholders...........   38
  PTC Event of Default............................   38
  Merger, Consolidation and Transfer of Assets....   39
  Modification of the Pass Through Trust
    Agreements and Certain Other Agreements.......   39
  Possible Issuance of Series E Equipment Notes...   41
  Termination of the Trusts.......................   42
  The Trustees....................................   42
  Book-Entry Registration; Delivery and Form......   42
DESCRIPTION OF THE LIQUIDITY FACILITIES...........   44
  General.........................................   45
  Drawings........................................   45
  Replacement of Liquidity Facilities.............   46
  Reimbursement of Drawings.......................   48
  Liquidity Events of Default.....................   49
  Liquidity Provider..............................   49
DESCRIPTION OF THE INTERCREDITOR AGREEMENT........   50
  Intercreditor Rights............................   50
  Priority of Distributions.......................   51
  Addition of Trustee for Class E Certificates....   55
  The Subordination Agent.........................   55
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS....   56
  The Aircraft....................................   56
  The Appraisals..................................   56
DESCRIPTION OF THE EQUIPMENT NOTES................   58
  General.........................................   58
  Subordination...................................   58
  Principal and Interest Payments.................   59
  Redemption......................................   59
  Security........................................   60
  Loan to Value Ratios of Equipment Notes.........   60
  Defeasance......................................   61
  Limitation of Liability.........................   61
  Indenture Events of Default, Notice and
    Waiver........................................   61
  Remedies........................................   62
  Modification of Indentures......................   63
  Indemnification.................................   64
  Certain Provisions of the Indentures............   64
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........   68
CERTAIN ERISA CONSIDERATIONS......................   69
  General.........................................   69
  Plan Assets Issues..............................   69
  Prohibited Transaction Exemptions...............   69
  Special Considerations Applicable to Insurance
    Company General Accounts......................   70
PLAN OF DISTRIBUTION..............................   70
LEGAL OPINIONS....................................   71
EXPERTS...........................................   71
APPRAISERS........................................   71
INDEX OF TERMS...............................Appendix I
APPRAISAL LETTERS...........................Appendix II
EQUIPMENT NOTE PRINCIPAL PAYMENTS......................

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES................

..

  Appendix III Appendix IV

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO OFFER OR SELL THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS. ALSO, YOU SHOULD NOT ASSUME THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN SINCE THE DATE OF THIS PROSPECTUS.

                          PRESENTATION OF INFORMATION

     We have given certain capitalized terms specific meanings for purposes of this Prospectus. The "Index of Terms" attached as Appendix I to this Prospectus lists the page in this Prospectus on which we have defined each such term.

     At varying places in this Prospectus, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus can be found is listed in the Table of Contents.

     This Prospectus contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events. When used in this Prospectus and in documents incorporated by reference, the words "expects," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the ability to continue to successfully integrate with our operations the assets acquired from Trans World Airlines, Inc. ("TWA") and the former TWA workforce, and the impact on us of the events of September 11, 2001 and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Prospectus and the documents incorporated by reference are based upon information available to us on the date of this Prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements: failure to reach agreement with any labor union representing our employees, changes in economic or other conditions, increases in the price of jet fuel or reductions in supply of jet fuel, future fare reductions in the airline industry, changes in our business strategy, actions by government agencies, the adverse impact of the September 11, 2001 terrorist attacks and the possible occurrence of other terrorist attacks, the availability of future financing and any amendments to, or interpretations of, the Stabilization Act or successful challenges to the Stabilization Act that are contrary to the mitigation of the material adverse consequences of the events of September 11, 2001 provided by the Stabilization Act. Additional information concerning these and other factors is contained in our Securities and Exchange Commission filings, including but not limited to our Form 10-K for the year ended December 31, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments, exhibits and appendices, the "Registration Statement") filed by American with the Securities and Exchange Commission (the "Commission") under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, the exhibits and certain other parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and you should review the full texts of those contracts and other documents.

     We file annual, quarterly and special reports with the Commission. These Commission filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any such document we file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the Exchange Offer.

     - Annual Report on Form 10-K for the year ended December 31, 2001.

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     - Current Report on Form 8-K filed January 16, 2002.

     You may obtain a copy of the Registration Statement and these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

     Corporate Secretary
     American Airlines, Inc.
     P.O. Box 619616, Mail Drop 5675
     Dallas/Fort Worth Airport, Texas 75261-9616
     (817) 967-1254

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and American Airlines, Inc., you should read this entire Prospectus, as well as the materials filed with the Commission that are considered to be a part of this Prospectus. See "Where You Can Find More Information" and "The Company." Unless otherwise indicated, "we," "us," "our" and similar terms, as well as references to "American" or the "Company," refer to American Airlines, Inc. The term "you" refers to prospective investors in the Certificates.

                               THE EXCHANGE OFFER

The Certificates..............   On October 4, 2001 we issued, through three
                                 separate trusts, Class A-1, Class A-2 and Class
                                 B Pass Through Certificates, Series 2001-2 and privately placed an aggregate of $322,404,000
                                 Class A-1 Certificates, $828,761,000 Class A-2
                                 Certificates and $180,087,000 Class B
                                 Certificates pursuant to exemptions from the registration requirements of the Securities
                                 Act. On October 26, 2001 and December 12, 2001, respectively, we issued, through separate trusts, Class C and Class D Pass Through
                                 Certificates, Series 2001-2 and privately placed an aggregate of $281,038,000 Class C
                                 Certificates and $260,542,000 Class D
                                 Certificates pursuant to exemptions from the registration requirements of the Securities
                                 Act. On April 1, 2002 principal payments on the
                                 Series A-1 Equipment Notes reduced the Pool
                                 Balance of the Class A-1 Certificates
                                 outstanding from $322,404,000 to $321,515,809.
                                 The "Placement Agents" of the Certificates were
                                 Morgan Stanley & Co. Incorporated, Credit
                                 Suisse First Boston Corporation, Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated, J.P.
                                 Morgan Securities Inc. and Salomon Smith Barney
                                 Inc.

                                 When we use the term "Old Certificates" in this Prospectus, we mean the Class A-1, Class A-2 and Class B, the Class C and the Class D Certificates, Series 2001-2, which were privately placed with the Placement Agents on October 4, 2001, October 26, 2001 and December 12, 2001, respectively, and were not registered with the Commission.

                                 When we use the term "New Certificates" in this Prospectus, we mean the Class A-1, Class A-2, Class B, Class C and Class D Certificates registered with the Commission and offered hereby in exchange for the Old Certificates.

                                 When we use the term "Certificates" in this Prospectus, the related discussion applies to both the Old Certificates and the New Certificates.

Registration Rights
Agreement.....................   On October 4, 2001, October 26, 2001 and
                                 December 12, 2001, we entered into Registration
                                 Rights Agreements with the Placement Agents and the Trustee providing, among other things, for the Exchange Offer.

The Exchange Offer............   We are offering New Certificates in exchange
                                 for an equal amount of Old Certificates of the same class. The New Certificates will be issued to satisfy our obligations under the Registration Rights Agreements.

                                 The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreements that govern the Old Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that we registered the New Certificates under the Securities Act so their transfer is not restricted like the Old Certificates, the New Certificates do not contain terms with respect to transfer restrictions or interest rate increases and the New Certificates will be available only in book-entry form.

                                 As of the date of this Prospectus,
                                 $1,872,832,000 face amount ($1,871,943,809 Pool
                                 Balance) of Old Certificates are outstanding.

Conditions to the Exchange
Offer.........................   The Exchange Offer is not conditioned upon any
                                 minimum amount of Old Certificates being tendered for exchange. However, the Exchange
                                 Offer is subject to certain customary
                                 conditions, which may be waived by us. See "The
                                 Exchange Offer -- Conditions."

Procedures for Tendering Old
Certificates..................   If you wish to accept the Exchange Offer, you
                                 must deliver your Old Certificates to the Exchange Agent for exchange no later than 5:00 p.m., New York City time, on June 20, 2002. The
                                 Expiration Date may be extended under certain circumstances.

                                 You must also deliver a completed and signed letter of transmittal together with the Old Certificates (the "Letter of Transmittal"). A Letter of Transmittal has been sent to Certificateholders and a form can be found as an exhibit to the Registration Statement. Please refer to "The Exchange
                                 Offer -- Procedures for Tendering."

                                 You must deliver the Old Certificates and the Letter of Transmittal to State Street Bank and Trust Company of Connecticut, National Association (the "Exchange Agent"), as follows:

                                 State Street Bank and Trust Company of
                                 Connecticut, National Association
                                 c/o State Street Bank and Trust Company
                                 2 Avenue de Lafayette
                                 Boston, Massachusetts 02111
                                 Attn: Ralph Jones/Account Services Group

                                 Telephone: (617) 662-1548  Facsimile: (617)
                                 662-1452

                                 If you hold Old Certificates through DTC and wish to accept the Exchange Offer, you may do so through DTC's Automated Tender Offer Program. By accepting the Exchange Offer through such program, you will agree to be bound by the Letter of Transmittal as though you had signed the Letter of Transmittal and delivered it to the Exchange Agent.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering," "-- Book-Entry Transfer" and
                                 "-- Exchange Agent."

Guaranteed Delivery
Procedures....................   If you wish to tender Old Certificates and your
                                 Old Certificates are not immediately available or you cannot deliver your Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange

                                 Agent prior to the Expiration Date or you cannot complete the book-entry transfer procedures prior to the Expiration Date, you may tender your Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Denominations.................   You may only tender Old Certificates in
                                 integral multiples of $1,000. Similarly, the New Certificates will only be issued in integral multiples of $1,000.

Withdrawal Rights.............   You may withdraw a tender of Old Certificates
                                 at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under "The Exchange
                                 Offer -- Exchange Agent" prior to 5:00 p.m.,
                                 New York City time, on the Expiration Date. See
                                 "The Exchange Offer -- Withdrawal of Tenders."

Resale of New Certificates....   We believe that you can offer for resale,
                                 resell and otherwise transfer the New
                                 Certificates without complying with the
                                 registration and prospectus delivery
                                 requirements of the Securities Act if:

                                 - you acquire the New Certificates in the
                                   ordinary course of your business;

                                 - you have no arrangements or understanding
                                   with any person to participate in the
                                   distribution of the New Certificates; and

                                 - you are not an "affiliate," as defined in
                                   Rule 405 of the Securities Act, of ours or of any Trustee or a broker-dealer who acquired Old Certificates directly from a Trustee for your own account.

                                 If any of these conditions is not satisfied and you transfer any New Certificate without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

                                 Each broker-dealer that receives New
                                 Certificates in exchange for Old Certificates held for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. A broker-dealer may use this Prospectus for an offer to resell, resale or other transfer of such New Certificates issued to it in the Exchange Offer.

                                 For more information on the resale of New
                                 Certificates, see "The Exchange
                                 Offer -- General."

Registration, Clearance and
Settlement....................   The New Certificates will be represented by one
                                 or more permanent global certificates, which will be registered in the name of the nominee of DTC. The global certificates will be deposited with the Trustee as custodian for DTC. See "Description of the New
                                 Certificates -- Book Entry; Delivery and Form."

Delivery of New
Certificates..................   The Exchange Agent will deliver New
                                 Certificates in exchange for all properly tendered Old Certificates promptly following the expiration of the Exchange Offer.

Certain Federal Income Tax
Consequences..................   The exchange of New Certificates for Old
                                 Certificates will not be treated as a taxable event for federal income tax purposes. See
                                 "Certain Federal Income Tax Consequences."

Fees and Expenses.............   We will pay all expenses, other than certain
                                 applicable taxes, of completing the Exchange
                                 Offer and compliance with the Registration
                                 Rights Agreements. See "The Exchange
                                 Offer -- Fees and Expenses."

Failure to Exchange Old
Certificates..................   Once the Exchange Offer has been completed, if
                                 you do not exchange your Old Certificates for New Certificates in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Certificates, unless (i) such Old
                                 Certificates are subsequently registered under the Securities Act (which, subject to certain exceptions set forth in the Registration Rights
                                 Agreements, we will have no obligation to do) or (ii) your transaction is exempt from, or otherwise not subject to, the Securities Act and applicable state securities laws. See "Risk
                                 Factors -- Risk Factors Relating to the
                                 Certificates and the Exchange
                                 Offer -- Consequences of Failure to Exchange" and "The Exchange Offer."

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 exchange of the New Certificates for the Old
                                 Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES

                                     CLASS A-1         CLASS A-2          CLASS B           CLASS C           CLASS D
                                    CERTIFICATES      CERTIFICATES      CERTIFICATES      CERTIFICATES     CERTIFICATES
                                  ----------------  ----------------  ----------------  ----------------  ---------------
Aggregate face amount at the
  respective issuance dates of
  the Old Certificates..........    $322,404,000      $828,761,000      $180,087,000      $281,038,000     $260,542,000
Interest Rate...................       6.978%            7.858%            8.608%            7.800%           9.092%
Ratings:
Moody's.........................        Baa1              Baa1              Baa2              Ba1               Ba3
Standard & Poor's(1)............        AA+               AA+               AA-                A               BBB-
Initial loan to Aircraft value
  at the respective issuance
  dates of the Old Certificates
  (cumulative)(2)...............       41.6%             41.6%             48.1%             58.3%             67.7%
Expected maximum loan to
  Aircraft value (cumulative)...       42.2%             42.2%             50.6%             60.6%             71.4%
Expected principal distribution
  window (in years)(3)..........      0.5-9.5             10.0              9.5               4.9               4.9
Initial average life (in
  years)(3).....................        4.7               10.0              9.5               4.9               4.9
Regular Distribution Dates......    April 1 and       April 1 and       April 1 and       April 1 and       April 1 and
                                     October 1         October 1         October 1         October 1         October 1
Final expected regular
  distribution date.............   April 1, 2011    October 1, 2011    April 1, 2011    October 1, 2006   October 1, 2006
Final Legal Distribution Date...  October 1, 2012    April 1, 2013    October 1, 2012    April 1, 2008    October 1, 2006
Minimum denomination............       $1,000            $1,000            $1,000            $1,000           $1,000
Section 1110 protection.........        Yes               Yes               Yes               Yes               Yes
Liquidity Facility coverage.....  Three semiannual  Three semiannual  Three semiannual  Three semiannual       None
                                      interest          interest          interest          interest
                                      payments          payments          payments          payments

---------------

(1) The ratings assigned to the Certificates by Standard & Poor's are on Standard & Poor's CreditWatch with negative implications.

(2) These percentages are calculated as of January 1, 2002. The aggregate Assumed Aircraft Value of the Aircraft was $2,767,183,333 as of such date. See "Loan To Aircraft Value Ratios" in this Summary for the method we used in calculating the Assumed Aircraft Value and the loan to Aircraft value ratios.

(3) Measured from the respective dates of issuance of the Old Certificates.

                        EQUIPMENT NOTES AND THE AIRCRAFT

     The Trusts hold Equipment Notes issued for each of two Boeing 737-823 aircraft, ten Boeing 757-223ER, six Boeing 757-223 aircraft and 13 Boeing 777-223ER aircraft. All of the Aircraft were delivered new to American from January 2001 to December 2001. The Equipment Notes issued with respect to each Aircraft are secured by a security interest in such Aircraft. See "Description of the Aircraft and the Appraisals" for a description of the Aircraft. Set forth below is information about the Equipment Notes held in the Trusts and the Aircraft.

                                                                PRINCIPAL
                                    U.S.                        AMOUNT OF
                                REGISTRATION       MONTH        EQUIPMENT    APPRAISED BASE
AIRCRAFT TYPE                      NUMBER      DELIVERED(1)       NOTES         VALUE(1)
-------------                   ------------   ------------    -----------   --------------
Boeing 737-823................     N965AN        June 2001     $32,026,032    $ 47,760,000
Boeing 737-823................     N966AN        June 2001      32,031,298      47,766,667

Boeing 757-223ER..............     N185AN        May 2001       38,772,764      57,890,000
Boeing 757-223ER..............     N186AN        May 2001       38,775,398      57,893,333
Boeing 757-223ER..............     N187AN        May 2001       38,780,671      57,900,000
Boeing 757-223ER..............     N188AN        June 2001      38,930,163      58,116,667
Boeing 757-223ER..............     N189AN        July 2001      40,028,392      58,333,333
Boeing 757-223ER..............     N190AA        July 2001      40,028,392      58,333,333
Boeing 757-223ER..............     N191AN       August 2001     40,178,885      58,546,667
Boeing 757-223ER..............     N192AN       August 2001     40,189,715      58,560,000
Boeing 757-223ER..............     N193AN      November 2001    40,311,807      58,920,000(2)
Boeing 757-223ER..............     N194AA      November 2001    40,311,807      58,920,000(2)

Boeing 757-223................     N195AN      November 2001    38,263,132      56,120,000(2)
Boeing 757-223................     N196AA      November 2001    38,263,132      56,120,000(2)
Boeing 757-223................     N197AN      November 2001    38,417,422      56,310,000
Boeing 757-223................     N198AA      December 2001    38,421,436      56,310,000(2)
Boeing 757-223................     N199AN      December 2001    38,516,770      56,490,000
Boeing 757-223................     N175AN      December 2001    38,516,770      56,490,000

Boeing 777-223ER..............     N797AN      January 2001     90,946,024     133,023,333
Boeing 777-223ER..............     N798AN      February 2001    88,950,606     133,376,667
Boeing 777-223ER..............     N799AN       March 2001      89,178,158     133,730,000
Boeing 777-223ER..............     N750AN       March 2001      89,193,904     133,750,000
Boeing 777-223ER..............     N751AN       April 2001      89,673,881     134,070,000
Boeing 777-223ER..............     N752AN        May 2001       89,866,493     134,446,667
Boeing 777-223ER..............     N753AN        May 2001       89,940,285     134,540,000
Boeing 777-223ER..............     N754AN        June 2001      90,110,274     134,816,667
Boeing 777-223ER..............     N755AN        July 2001      92,503,057     135,140,000
Boeing 777-223ER..............     N756AM       August 2001     92,636,315     135,370,000
Boeing 777-223ER..............     N757AN      November 2001    92,893,380     135,820,000(2)
Boeing 777-223ER..............     N758AN      November 2001    93,025,303     136,050,000
Boeing 777-223ER..............     N759AN      December 2001    93,150,334     136,270,000

---------------

(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base values of such Aircraft as of the issuance date of the Class D Certificates, or, in the case of the Aircraft that had not been delivered prior to the issuance of the Class D Certificates, projected as of the scheduled delivery month of such Aircraft, as appraised by three independent appraisal and consulting firms. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. Although each of the appraisals is dated after September 11, 2001, each appraisal contains a disclaimer as to the effect of the events of that day on aircraft values. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

(2) The appraised base values of two Boeing 757-223ER aircraft, three Boeing 757-223 aircraft and one Boeing 777-223ER aircraft are based on the appraisals described above, which were prepared based on the scheduled delivery months of such Aircraft. However, delivery of each such Aircraft actually occurred in the next following month.

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of January 1, 2002 and each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

     The following table was compiled on an aggregate basis. However, the Equipment Notes secured by an Aircraft are not secured by any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of default remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" and Appendix IV for LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

                                                              OUTSTANDING POOL BALANCE(2)                             LTV(3)
                         AGGREGATE      ------------------------------------------------------------------------   ------------
                          AIRCRAFT       CLASS A-1      CLASS A-2       CLASS B        CLASS C        CLASS D       CLASS A-1
DATE                      VALUE(1)      CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                   --------------   ------------   ------------   ------------   ------------   ------------   ------------
January 1, 2002......  $2,767,183,333   $322,404,000   $828,761,000   $180,087,000   $281,038,000   $260,542,000       41.6%
April 1, 2002........   2,728,829,704    321,515,809    828,761,000    180,087,000    281,038,000    260,542,000       42.2
October 1, 2002......   2,683,672,481    276,178,875    828,761,000    180,087,000    281,038,000    260,542,000       41.2
April 1, 2003........   2,645,318,852    275,290,684    828,761,000    180,087,000    281,038,000    260,542,000       41.7
October 1, 2003......   2,600,161,628    233,380,069    828,761,000    180,087,000    281,038,000    260,542,000       40.8
April 1, 2004........   2,561,807,999    232,491,878    828,761,000    180,087,000    281,038,000    260,542,000       41.4
October 1, 2004......   2,516,650,776    193,972,695    828,761,000    180,087,000    281,038,000    260,542,000       40.6
April 1, 2005........   2,478,297,147    193,084,504    828,761,000    180,087,000    281,038,000    260,542,000       41.2
October 1, 2005......   2,433,139,923    161,420,874    828,761,000    180,087,000    281,038,000    260,542,000       40.7
April 1, 2006........   2,394,786,294    160,532,683    828,761,000    180,087,000    281,038,000    260,542,000       41.3
October 1, 2006......   2,349,629,070    129,720,347    828,761,000    180,087,000              0              0       40.8
April 1, 2007........   2,311,275,442    128,832,156    828,761,000    180,087,000              0              0       41.4
October 1, 2007......   2,266,118,218    100,551,138    828,761,000    180,087,000              0              0       41.0
April 1, 2008........   2,227,764,589     99,662,947    828,761,000    180,087,000              0              0       41.7
October 1, 2008......   2,182,607,365     73,217,284    828,761,000    180,087,000              0              0       41.3
April 1, 2009........   2,144,253,736     70,140,641    828,761,000    180,087,000              0              0       41.9
October 1, 2009......   2,099,096,513     44,013,514    828,761,000    180,087,000              0              0       41.6
April 1, 2010........   2,060,742,884     31,624,242    828,761,000    180,087,000              0              0       41.8
October 1, 2010......   2,015,585,660     11,201,319    828,761,000    180,087,000              0              0       41.7
April 1, 2011........   1,977,232,031              0    828,761,000              0              0              0         NA
October 1, 2011......   1,932,074,808              0              0              0              0              0         NA

                                                LTV(3)
                       ---------------------------------------------------------
                        CLASS A-2       CLASS B        CLASS C        CLASS D
DATE                   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                   ------------   ------------   ------------   ------------
January 1, 2002......      41.6%          48.1%          58.3%          67.7%
April 1, 2002........      42.2           48.8           59.1           68.6
October 1, 2002......      41.2           47.9           58.4           68.1
April 1, 2003........      41.7           48.5           59.2           69.0
October 1, 2003......      40.8           47.8           58.6           68.6
April 1, 2004........      41.4           48.5           59.4           69.6
October 1, 2004......      40.6           47.8           59.0           69.3
April 1, 2005........      41.2           48.5           59.8           70.4
October 1, 2005......      40.7           48.1           59.6           70.4
April 1, 2006........      41.3           48.8           60.6           71.4
October 1, 2006......      40.8           48.5             NA             NA
April 1, 2007........      41.4           49.2             NA             NA
October 1, 2007......      41.0           49.0             NA             NA
April 1, 2008........      41.7           49.8             NA             NA
October 1, 2008......      41.3           49.6             NA             NA
April 1, 2009........      41.9           50.3             NA             NA
October 1, 2009......      41.6           50.2             NA             NA
April 1, 2010........      41.8           50.5             NA             NA
October 1, 2010......      41.7           50.6             NA             NA
April 1, 2011........      41.9             NA             NA             NA
October 1, 2011......        NA             NA             NA             NA

---------------

(1) In calculating the aggregate Assumed Aircraft Value, we have assumed that the initial appraised base value of each Aircraft, determined as described under "-- Equipment Notes and the Aircraft," declines by approximately 3% of the initial appraised base value per year. Other rates or methods of depreciation would result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

(2) The "pool balance" for each Class of Certificates indicates, as of any date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

(3) We obtained the LTVs for each Class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking equal or senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above.

                              CASH FLOW STRUCTURE

     This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

                                   (DIAGRAM)
---------------

(1) American issued Series A-1, Series A-2, Series B, Series C and Series D Equipment Notes in respect of each Aircraft. Each Aircraft is subject to a separate Indenture.

(2) Separate Liquidity Facilities are available with respect to the Class A-1, Class A-2, Class B and Class C Certificates for up to three semiannual interest distributions on the Certificates of the relevant Class. There is no liquidity facility available with respect to the Class D Certificates.

                                THE CERTIFICATES

Trusts........................   The Class A-1 Trust, Class A-2 Trust, Class B
                                 Trust, Class C Trust and Class D Trust were formed pursuant to a separate trust supplement to a basic pass through trust agreement between American and State Street Bank and Trust
                                 Company of Connecticut, National Association, as trustee under each trust.

Certificates Offered..........   - Class A-1 Certificates

                                 - Class A-2 Certificates

                                 - Class B Certificates

                                 - Class C Certificates

                                 - Class D Certificates

                                 Each Class of Certificates represents
                                 fractional undivided interests in the related Trust.

Use of Proceeds...............   The proceeds from the sale of the Old
                                 Certificates were used to purchase the
                                 Equipment Notes held by each Trust. A portion of the proceeds of the sale of the Old
                                 Certificates was initially held in escrow and deposited with a depositary. Each Trust withdrew funds from the deposits relating to such Trust to purchase Equipment Notes from time to time as certain Aircraft were financed.
                                 The Equipment Notes are full recourse
                                 obligations of American issued under 31
                                 separate Indentures.

Subordination Agent,
Trustee and Loan Trustee......   State Street Bank and Trust Company of
                                 Connecticut, National Association.

Liquidity Provider for the
Class A-1, Class A-2, Class B
and Class C Certificates......   Westdeutsche Landesbank Girozentrale, New York
                                 Branch. There is no liquidity facility
                                 available with respect to the Class D
                                 Certificates.

Trust Property................   The property of each Trust includes:

                                 - Equipment Notes acquired by such Trust.

                                 - All rights of such Trust under the
                                   Intercreditor Agreement described below
                                   (including all monies receivable pursuant to such rights).

                                 - For the Class A-1, Class A-2, Class B and
                                   Class C Trusts, all monies receivable under the Liquidity Facility for such Trust.

                                 - Funds from time to time deposited with the
                                   Trustee in accounts relating to such Trust.

Regular Distribution Dates....   April 1 and October 1, commencing on April 1,
                                 2002.

Record Dates..................   The fifteenth day preceding the related
                                 Distribution Date.

Distributions.................   The Trustee will distribute all payments of
                                 principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                                 Subject to the subordination provisions
                                 applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates. Payments of principal, Make-Whole Amount (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days notice to Certificateholders.

Intercreditor Agreement.......   The Trusts, the Liquidity Provider and the
                                 Subordination Agent are parties to the
                                 Intercreditor Agreement. The Intercreditor
                                 Agreement states how payments made on the Equipment Notes and the Liquidity Facilities will be distributed among the Trusts and the Liquidity Provider. The Intercreditor Agreement also sets forth agreements among the Trusts and the Liquidity Provider relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination.................   Under the Intercreditor Agreement, after the
                                 Liquidity Provider is reimbursed (if necessary) and certain other fees and expenses are paid, distributions on the Certificates generally will be made in the following order:

                                 - First, to the holders of the Class A-1 and
                                   Class A-2 Certificates.

                                 - Second, to the holders of the Class B
                                   Certificates.

                                 - Third, to the holders of the Class C
                                   Certificates.

                                 - Fourth, to the holders of the Class D
                                   Certificates.

                                 If American is in bankruptcy or other specified defaults have occurred but American is continuing to meet certain of its payment obligations, the subordination provisions applicable to the Certificates permit distributions to be made on junior Certificates prior to making distributions in full on the more senior Certificates.

Control of Loan Trustee.......   The holders of at least a majority of the
                                 outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing under such Indenture, subject to certain conditions, the Controlling Party will direct the Loan
                                 Trustee in taking action under such Indenture
                                 (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                                 The Controlling Party will be:

                                 - The Class A-1 Trustee or Class A-2 Trustee,
                                   whichever represents the Class with the
                                   larger Pool Balance of Certificates
                                   outstanding at the time the Indenture Event of Default occurs.

                                 - Upon payment of Final Distributions to the
                                   holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

                                 - Upon payment of Final Distributions to the
                                   holders of Class A-1 and Class A-2
                                   Certificates, the Class B Trustee.

                                 - Upon payment of Final Distributions to the
                                   holders of Class B Certificates, the Class C
                                   Trustee.

                                 - Upon payment of Final Distributions to the
                                   holders of Class C Certificates, the Class D
                                   Trustee.

                                 - Under certain circumstances, and
                                   notwithstanding the foregoing, the Liquidity
                                   Provider with the greatest amount owed to it.

                                 In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of American, the Controlling Party may not, without the consent of each Trustee, sell such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums.

Right to Buy Other Classes
of Certificates...............   If American is in bankruptcy or certain other
                                 specified events have occurred,
                                 Certificateholders will have the right to buy certain other Classes of Certificates on the following basis:

                                 - If either the Class A-1 or Class A-2
                                   Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented.

                                 - The Class B Certificateholders will have the
                                   right to purchase all, but not less than all, of the Class A-1 and Class A-2 Certificates.

                                 - The Class C Certificateholders will have the
                                   right to purchase all, but not less than all, of the Class A-1, Class A-2 and Class B Certificates.

                                 - The Class D Certificateholders will have the
                                   right to purchase all, but not less than all, of the Class A-1, Class A-2, Class B and Class C Certificates.

                                 The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and undistributed interest.

Liquidity Facilities..........   Under the Liquidity Facilities for the Class
                                 A-1, Class A-2, Class B and Class C Trusts, the
                                 Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest distributions on the applicable
                                 Class of Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates.
                                 The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates.

                                 Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued by each of the Class A-1, Class A-2, Class B and Class C Trusts will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                                 Upon each drawing under any Liquidity Facility to pay interest distributions on any of the Class A-1, Class A-2, Class B or Class C Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility will rank senior to all of the Certificates in right of payment.

                                 There is no liquidity facility available with respect to the Class D Certificates.

Equipment Notes
(a) Issuer....................   Under the Indenture for each Aircraft, American
                                 issued Series A-1, Series A-2, Series B, Series
                                 C and Series D Equipment Notes, which were acquired, respectively, by the Class A-1, the Class A-2, the Class B, the Class C and the
                                 Class D Trusts.

(b) Interest..................   The Equipment Notes held in each Trust accrue
                                 interest at the rate per annum for the
                                 Certificates issued by such Trust set forth on the cover page of this Prospectus. Interest on the Equipment Notes is payable on April 1 and October 1 of each year, commencing on April 1, 2002. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal.................   Amortizing Notes.  Principal payments on the
                                 Series A-1 Equipment Notes are scheduled to be received in specified amounts on April 1 and October 1 in certain years, commencing on April
                                 1, 2002 and ending on April 1, 2011.

                                 Bullet Maturity Notes. The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on October 1, 2011, the entire principal amount of the Series B Equipment Notes is scheduled to be paid on April 1, 2011 and the entire principal amount of the Series C and Series D Equipment Notes is scheduled to be paid on October 1, 2006.

(d) Redemption................   Aircraft Event of Loss.  If an Event of Loss
                                 occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft, at American's election, is replaced by American under the related Indenture. The redemption price in such case will be the unpaid principal amount of such Equipment
                                 Notes, together with accrued interest, but without any Make-Whole Amount. See Description of the Equipment Notes -- Redemption."

                                 Optional Redemption. American may elect to redeem at any time all of the Equipment Notes issued with respect to an Aircraft prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, plus a Make-Whole Amount. See "Description of the Equipment
                                 Notes -- Redemption."

(e) Security..................   The Equipment Notes issued with respect to each
                                 Aircraft are secured by a security interest in such Aircraft.

                                 The Equipment Notes are not
                                 cross-collateralized. This means that the
                                 Equipment Notes secured by an Aircraft are not secured by any other Aircraft. Any excess proceeds from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft.

                                 By virtue of the Intercreditor Agreement, the Equipment Notes are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions in respect of a more senior Class of Certificates.

                                 There are no cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(f) Section 1110 Protection...   American's General Counsel provided opinions to
                                 the Trustees that the benefits of Section 1110 of the Bankruptcy Code are available with respect to each of the Aircraft.

Certain ERISA
Considerations................   Each person who acquires a Certificate will be
                                 deemed to have represented that either:

                                 - no assets of an employee benefit plan or an
                                   individual retirement account or of any trust established under such a plan or account have been used to purchase such Certificate; or

                                 - the purchase and holding of such Certificate
                                   by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                 See "Certain ERISA Considerations."

Ratings of the Certificates...   The Certificates are rated by Moody's and
                                 Standard & Poor's as set forth below:

                                            CERTIFICATES                      MOODY'S   STANDARD & POOR'S
                                            ------------                      -------   -----------------
                                            Class A-1.......................   Baa1            AA+
                                            Class A-2.......................   Baa1            AA+
                                            Class B.........................   Baa2            AA-
                                            Class C.........................    Ba1             A
                                            Class D.........................    Ba3           BBB-

                                 The ratings assigned to the Certificates by Standard & Poor's are on Standard & Poor's CreditWatch with negative implications. A rating is not a recommendation to purchase, hold or sell Certifi cates; and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Ratings of the Certificates."

Threshold Rating Requirements for the       CERTIFICATES                      MOODY'S   STANDARD & POOR'S
Liquidity Provider.                         ------------                      -------   -----------------
                                            Class A-1.......................    P-1        A-1+
                                            Class A-2.......................    P-1        A-1+
                                            Class B.........................    P-1        A-1+
                                            Class C.........................    P-1        A-1

                                 There is no liquidity facility available with respect to the Class D Certificates.

Liquidity Provider Rating.....   The initial Liquidity Provider meets the
                                 Threshold Rating requirement for the Class A-1,
                                 Class A-2, Class B and Class C Certificates.

                                  THE COMPANY

  GENERAL

     American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone:
817-963-1234).

  RECENT DEVELOPMENTS

     On September 11, 2001, two of American's aircraft were hijacked and destroyed in terrorist attacks on The World Trade Center in New York City and the Pentagon in northern Virginia. On the same day, two United Air Lines aircraft also were hijacked and used in terrorist attacks. In addition to the loss of all passengers and crew on board the aircraft, these attacks resulted in untold deaths and injuries to persons on the ground and massive property damage. In response to those terrorists attacks, the Federal Aviation Administration (the "FAA") issued a federal ground stop order on September 11, 2001, prohibiting all flights to, from and within the United States. Airports did not reopen until September 13, 2001 (except for Washington Reagan National Airport, which was partially reopened on October 4, 2001). American was able to operate only a portion of its scheduled flights for several days thereafter. When flights were permitted to resume, passenger traffic and yields on the Company's flights were significantly lower than prior to the attacks. As a result, American reduced its operating schedule to approximately 80 percent of the schedule it flew prior to September 11, 2001. In addition, as a result of its schedule reduction and the sharp fall off in passenger traffic, the Company eliminated approximately 20,000 jobs. American's future schedule will vary as it reacts to continuing changes in demand and yields, as well as normal factors such as seasonality and fleet composition.

     On September 22, 2001, President Bush signed into law the Air Transportation Safety and System Stabilization Act (the "Stabilization Act") which for all United States airlines and air cargo carriers ("air carriers")provides for, among other things: (i) $5 billion in compensation for direct losses (including lost revenue) incurred as a result of the federal ground stop order and for incremental losses incurred through December 31, 2001 as a direct result of the terrorist attacks on the United States, of which the Company and TWA LLC had received approximately $703 million as of December 31, 2001 and expect to receive additional payments in 2002 in excess of $100 million; (ii) subject to certain conditions, the availability of up to $10 billion in federal government guarantees of certain loans made to air carriers for which credit is not reasonably available as determined by a newly established Air Transportation Stabilization Board; (iii) the authority of the Secretary of Transportation to reimburse air carriers, which authority expired 180 days after the enactment of the Stabilization Act, for the increase in the cost of insurance, for coverage ending before October 1, 2002, over the premium in effect for a comparable operation during the period September 4, 2001 to September 10, 2001; (iv) at the discretion of the Secretary of Transportation, a $100 million limit on the liability of any air carrier to third parties with respect to acts of terrorism committed on or to such air carrier during the 180-day period following the enactment of the Stabilization Act; (v) the extension of the due date for the payment by eligible air carriers of certain excise taxes; and (vi) compensation to individual claimants who were physically injured or killed as a result of the terrorist attacks of September 11, 2001. In addition, the Stabilization Act provides that, notwithstanding any other provision of law, liability for all claims, whether for compensatory or punitive damages, arising from the terrorist-related events of September 11, 2001 against any air carrier shall not exceed liability coverage maintained by the air carrier.

     For additional information concerning the consequences of the events of September 11, 2001, see American's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table presents summary historical consolidated financial data and operating data of American. We derived the annual historical financial data from American's audited consolidated financial statements and the notes thereto. These audited consolidated financial statements are incorporated by reference in this Prospectus and it should be read in conjunction with them. We derived the consolidated financial data for the interim periods ended March 31, 2002 and 2001 from American's unaudited consolidated financial statements. These unaudited consolidated financial statements are also incorporated by reference in this Prospectus and it should be read in conjunction with them. The data for such interim periods will not be indicative of results for the year as a whole. On April 9, 2001, American purchased substantially all of the assets of TWA. This acquisition was accounted for under the purchase method of accounting and, accordingly, the operating results of TWA since the date of the acquisition have been included in the summary consolidated financial statements. Accordingly, the operating statistics of TWA are included in Operating Statistics for the three months ended March 31, 2002, but are not included in Operating Statistics for any other period. See "Where You Can Find More Information."

     The financial and operating results of American continue to be adversely impacted by the terrorist attacks of September 11, 2001. See "Risk
Factors -- Special Risk Factor."

                                            THREE MONTHS ENDED
                                                 MARCH 31,           YEAR ENDED DECEMBER 31,
                                            -------------------   ------------------------------
                                              2002       2001       2001       2000       1999
                                            --------   --------   --------   --------   --------
                                                               (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Passenger...............................  $ 3,484    $ 3,935    $ 15,780   $ 16,394   $ 14,724
  Cargo...................................      133        174         656        714        635
  Other...................................      191        269       1,048      1,009        979
Operating expenses(1).....................    4,530      4,390      19,758     16,873     15,318
Operating income (loss)(1)................     (722)       (12)     (2,274)     1,244      1,020
Other income (expense), net...............      (92)       (32)       (175)        38         34
Earnings (loss) before income taxes(1)....     (814)       (44)     (2,449)     1,282      1,054
Net earnings (loss)(1)....................  $  (542)   $   (34)   $ (1,562)  $    778   $    627
OTHER DATA:
Ratio of earnings to fixed charges(2).....       --         --          --       2.07       1.95
OPERATING STATISTICS(3):
Scheduled Service:
  Available seat miles (millions)(4)......   40,089     38,977     153,035    161,030    161,211
  Revenue passenger miles (millions)(5)...   27,817     26,452     106,224    116,594    112,067
  Passenger load factor (%)(6)............     69.4%      67.9%       69.4%      72.4%      69.5%
  Passenger revenue yield per passenger
     mile (cents)(7)......................    12.52      14.88       13.28      14.06      13.14
  Passenger revenue per available seat
     mile (cents).........................     8.69      10.10        9.22      10.18       9.13
  Operating expenses per available seat
     mile (cents)(8)......................    11.30      11.26       11.14      10.48       9.50
  Cargo ton miles (millions)(9)...........      463        549       2,058      2,280      2,068
  Cargo revenue yield per ton mile
     (cents)..............................    28.74      31.68       30.24      31.31      30.70

                                                               AT            AT             AT
                                                            MARCH 31,   DECEMBER 31,   DECEMBER 31,
                                                              2002          2001           2000
                                                            ---------   ------------   ------------
                                                                         (IN MILLIONS)
BALANCE SHEET DATA:
Cash and short-term investments...........................   $ 2,302      $ 2,973        $ 1,635
Total assets..............................................    30,560       30,477         23,161
Current liabilities.......................................     7,084        7,173          6,761
Long-term debt, less current maturities...................     6,947        6,530          2,601
Obligations under capital leases, less current
  obligations.............................................     1,331        1,396          1,163
Stockholder's equity......................................     4,942        5,479          6,435

---------------

(1) Operating expenses, operating income (loss), earnings (loss) before income taxes and net earnings (loss) for the year ended December 31, 2001 included an asset impairment charge of approximately $911 million relating to the write-down of the carrying value of 71 Fokker 100 aircraft and related rotables to their estimated fair market value. In addition, such amounts include $827 million in compensation under the Stabilization Act recognized during the year ended December 31, 2001 and approximately $337 million in special charges related to the terrorist attacks of September 11, 2001, primarily related to aircraft groundings, facility exit costs and employee charges.

(2) In April 2001 the Board of Directors of American approved the guarantee by American of the existing debt obligations of its parent, AMR Corporation. As of March 31, 2002, this guarantee covered approximately $634 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $834 million and $83 million for the three months ended March 31, 2002 and March 31, 2001, respectively, and by $2,584 million for the year ended December 31, 2001.

(3) Operating Statistics for the three months ended March 31, 2002 include operating statistics of TWA Airlines LLC, the entity holding the assets acquired from TWA, whereas Operating Statistics for all other periods do not.

(4) "Available seat miles" represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(5) "Revenue passenger miles" represents the number of miles flown by revenue passengers in scheduled service.

(6) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(7) "Passenger revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

(8) Operating expenses per available seat mile have been restated for the years ended December 31, 2001, 2000 and 1999 to include certain airline related businesses. Operating expenses per available seat mile for the year ended December 31, 2001 exclude an asset impairment charge, compensation under the Stabilization Act and special charges related to the terrorist attacks of September 11, 2001 recognized in the period then ended.

(9) "Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as other information contained in this Prospectus.

SPECIAL RISK FACTOR

     On September 11, 2001, two of American's aircraft were hijacked and destroyed in terrorist attacks on The World Trade Center in New York City and the Pentagon in northern Virginia. On the same day, two United Air Lines aircraft were also hijacked and used in terrorist attacks. In addition to the loss of all passengers and crew on board the aircraft, these attacks resulted in untold deaths and injuries to persons on the ground and massive property damage. In response to those terrorist attacks, the FAA issued a federal ground stop order on September 11, 2001 prohibiting all flights to, from and within the United States.

     Among the effects experienced by American from the September 11, 2001 terrorist attacks have been significant flight disruption costs caused by the FAA's imposed grounding of the U.S. airline industry's fleet, significantly increased security and other costs, significantly higher ticket refunds, significantly reduced load factors and significantly reduced yields. The occurrence of another terrorist attack (whether domestic or international and whether against American or another entity) could again have a material adverse impact on American, its finances and/or its operations.

     The impact of the events of September 11, 2001 and their aftermath on American and the sufficiency of its financial resources to absorb that impact will depend on a number of factors, including: (i) the magnitude and duration of the adverse impact of the terrorist attacks on the economy in general and the airline industry in particular; (ii) American's ability to reduce its operating costs and conserve its financial resources, taking into account the increased costs it will incur as a consequence of the attacks, including those referred to below; (iii) the higher costs associated with new airline security directives including the impact of the Aviation and Transportation Act enacted in November 2001 and any other increased regulation of air carriers; (iv) the significantly higher costs of aircraft insurance coverage for future claims caused by acts of war, terrorism, sabotage, hijacking and other similar perils, and the extent to which such insurance will continue to be available; (v) American's ability to raise additional financing and the cost of such financing; (vi) the price and availability of jet fuel, and the availability to American of fuel hedges in light of current industry conditions; and (vii) the extent of the benefits received by American under the Stabilization Act, taking into account any challenges to and interpretations or amendments of the Stabilization Act or regulations issued pursuant thereto. For a description of the Stabilization Act, see "Summary -- The Company."

     Due in part to the lack of predictability of future traffic, business mix and yields, American continues to have difficulty in estimating the impact on it of the events of September 11, 2001 and their consequences, and the sufficiency of its financial resources to absorb that impact. However, given the magnitude of these unprecedented events and the possible subsequent effects, as well as higher unit costs coupled with the revenue pressures seen in the first quarter of 2002 and expected to continue into the second quarter, American expects to incur a loss in the second quarter (although American does not expect this loss to be of the same magnitude as its first quarter loss), and will likely incur a loss for 2002.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE EXCHANGE OFFER

  CONSEQUENCES OF FAILURE TO EXCHANGE

     If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Certificates will be rejected. The New Certificates will be issued in exchange for the Old Certificates only after timely receipt by the Exchange Agent of the Old Certificates, a properly completed and executed Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and all other required documentation. If you wish to tender your Old Certificates in exchange for New Certificates, you should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or American is under any duty to give holders of Old Certificates notification of defects or irregularities with respect to tenders of Old Certificates for exchange.

     If you do not exchange your Old Certificates for New Certificates pursuant to the Exchange Offer, or if your tender of Old Certificates is not accepted, your Old Certificates will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon. In general, you may not offer or sell Old Certificates unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

  APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms prepared appraisals of the Aircraft in connection with the sale of the Class D Certificates in December 2001. The appraisal letters provided by these firms are annexed to this Prospectus as Appendix II. We have not undertaken to update the appraisals in connection with the Exchange Offer. Such appraisals, which are based on the base value of the Aircraft, rely on varying assumptions and methodologies (which may differ among the appraisers), and may not reflect current market conditions that could affect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without a physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. In addition, the appraisals of two Boeing 757-223ER aircraft, three Boeing 757-223 aircraft and one Boeing 777-223ER aircraft were prepared based on the scheduled delivery months of such Aircraft, which months are the month prior to the month each such Aircraft was actually delivered. See "Description of the Aircraft and the Appraisals -- The Appraisals."

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including:

     - market and economic conditions;

     - the supply of similar aircraft;

     - the availability of buyers;

     - the condition of the Aircraft; and

     - whether the Aircraft are sold separately or as a block.

     In addition, the value of the Aircraft will likely be negatively affected, at least initially, as a consequence of the events of September 11, 2001 referred to under "-- Special Risk Factor." Although each of the appraisals is dated after September 11, 2001, each appraisal contains a disclaimer as to the effect of the events of that day on aircraft values. In their appraisal letters certain of the appraisers point out that current market values of aircraft at the present time are likely to be less than base values and that aircraft values are presently uncertain and unstable. See the appraisal letters annexed to this Prospectus as Appendix II. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates.

  REPOSSESSION

     There are no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft to unrelated parties. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist when a lessee is the subject of a bankruptcy, insolvency or similar event.

     In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the related Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan Trustee's security interest in an Aircraft may be less than they would be if such Aircraft were located or registered in the United States.

  PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it (including reimbursement of drawings made to pay interest on more junior Classes of Certificates) before the holders of any Class of Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See "Description of the Intercreditor Agreement -- Priority of Distributions."

     Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates -- Subordination." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates of more junior Classes. This is because the interest that Certificates of junior Classes are expected to receive may accrue at a higher rate than interest on the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

     However, if American is in bankruptcy or other specified defaults have occurred but American is continuing to meet certain of its payment obligations and the applicable loan to Aircraft value tests are met, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates. This could include distributions in respect of the principal paid at maturity of the Series C Equipment Notes held in the Class C Trust and the Series D Equipment Notes held in the Class D Trust.

  CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Event of Default is continuing, subject to certain conditions, the Loan Trustee under the related Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the
Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default."

     The Controlling Party will be:

     - the Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time the Indenture Event of Default occurs;

     - upon payment of Final Distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of Final Distributions to the holders of Class A-1 and Class A-2 Certificates, the Class B Trustee;

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee;

     - upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee; and

     - under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

     During the continuation of any Indenture Event of Default, the Controlling Party may accelerate the Equipment Notes issued under the related Indenture and sell such Equipment Notes or the related Aircraft, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Event of Default may be very limited, and we cannot assure you as to whether they could be sold or the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us or any Trustee.

     In addition, the Equipment Notes are not cross-collateralized. This means that the Equipment Notes secured by an Aircraft are not secured by any other Aircraft. Accordingly, any proceeds realized from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft in excess of the principal amount of the Equipment Notes related to such Aircraft will not be available to cover shortfalls, if any, on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Remedies."

  RATINGS OF THE CERTIFICATES

     When issued the Class A-1, Class A-2, Class B, Class C and Class D Certificates were assigned ratings by Moody's Investors Services, Inc. ("Moody's") of A2, A2, A3, Baa2 and Ba2, respectively, and by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. ("Standard & Poor's," and together with Moody's, the "Rating Agencies") of AA+, AA+, AA--, A and BBB-, respectively. Such ratings were subsequently downgraded by Moody's. Currently, the Class A-1, Class A2, Class B, Class C and Class D Certificates are rated Baa1, Baa1, Baa2, Ba1 and Ba3, respectively, by Moody's. The ratings assigned to the Certificates by Standard & Poor's are on Standard & Poor's CreditWatch with negative implications. A rating is not a recommendation to purchase, hold or sell Certificates; and such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of American or the Liquidity Provider) so warrant.

     The ratings of each Class of Certificates are based primarily on the default risk of the Equipment Notes held for such Class, the availability of the Liquidity Facility for the benefit of holders of such Certificates, the collateral value provided by the Aircraft securing such Equipment Notes and the subordination provisions applicable to such Certificates. The foregoing ratings address the likelihood of timely payment of interest when due on such Certificates and the ultimate payment of principal of such Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances (such as a loss event to an Aircraft) which could result in the payment of the outstanding principal amount of such Certificates prior to the Final Legal Distribution Date. See "Description of the Certificates."

     The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an Event of Default.

  NO PROTECTION AGAINST HIGHLY LEVERAGED OR EXTRAORDINARY TRANSACTIONS

     The Certificates, the Equipment Notes and the related underlying agreements do not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting American or its affiliates. See "The Company."

  LIMITED ABILITY TO RESELL THE CERTIFICATES

     Prior to the Exchange Offer, there has been no public market for the Certificates. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Placement Agents may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                               THE EXCHANGE OFFER

     The following summary describes certain provisions of the registration rights agreements, dated as of October 4, 2001, October 26, 2001 and December 12, 2001, respectively (the "Registration Rights Agreements"), among American, the Placement Agents and the Trustee. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Registration Rights Agreements, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information."

GENERAL

     In connection with the issuance of the Old Certificates, the Placement Agents became entitled to the benefits of the Registration Rights Agreements. Pursuant to the Registration Rights Agreements, we have agreed to use our reasonable best efforts to, within 270 calendar days after October 4, 2001, which is the date the Class A-1, Class A-2 and Class B Certificates were issued (the "Issuance Date"): (i) file the Registration Statement, of which this Prospectus is a part, with the Commission for a registered exchange offer (the "Exchange Offer") with respect to an issue of New Certificates identical in all material respects to the Old Certificates (except that the New Certificates would not contain terms with respect to transfer restrictions or interest rate increases); (ii) cause the Registration Statement to become effective; (iii) have the Registration Statement remain effective until the closing of the Exchange Offer; and (iv) have the Exchange Offer consummated. However, if any changes in law or the applicable interpretations of the staff of the Commission do not permit us to effect the Exchange Offer, or if the Registration Statement is not declared effective within 270 calendar days after the Issuance Date under certain circumstances, or at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreements, we have agreed to use our reasonable best efforts to (a) file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates; (b) cause the Shelf Registration Statement to be declared effective under the Securities Act by the 270th calendar day after the Issuance Date; and (c) keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     If neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each, a "Registration Event") occurs on or prior to the 270th calendar day following the Issuance Date, the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates shall be increased by 0.50% effective from and including July 1, 2002, to but excluding the date on which a Registration Event occurs. If the Shelf Registration Statement ceases to be effective at any time during the period we are required to keep such Shelf Registration Statement effective for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day such Shelf Registration Statement ceases to be effective during the applicable period until such time as the Shelf Registration Statement again becomes effective.

     If the Exchange Offer is consummated, we will not be required to file the Shelf Registration Statement other than for those Old Certificates held by the Placement Agents if they are not eligible to participate in the Exchange Offer, and the interest rate on the Equipment Notes will not be increased.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, we will accept for exchange all Old Certificates validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. New Certificates of the same class will be issued in exchange for an equal face amount (and current Pool Balance) of outstanding Old Certificates accepted in the Exchange Offer. Old

Certificates may be tendered only in integral multiples of $1,000. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purpose of receiving New Certificates from the Trustee and delivering New Certificates to such tendering holders. Old Certificates shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the Exchange Agent.

     The Exchange Offer is not conditioned upon any minimum amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Old Certificates directly from the Trustee for its own account or (ii) a person that is an "affiliate," as defined in Rule 405 under the Securities Act, of ours or of any Trustee) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring such New Certificates in its ordinary course of business and such holder has no arrangements or understanding with any person to participate in the distribution of the New Certificates. Holders of Old Certificates wishing to accept the Exchange Offer must represent to us that such conditions have been met. We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the New Certificates as it has in such no-action letters.

     Each broker-dealer that receives New Certificates for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates. We have agreed that, for a period of 90 days after the Expiration Date, we will make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with such resales. See "Plan of Distribution." If a broker-dealer would receive New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were not acquired as a result of market-making or other trading activities, such broker-dealer will not be able to participate in the Exchange Offer.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act which, subject to limited exceptions, we will have no obligation to do, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Consequences of Failure to Exchange."

     This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Certificates as of May 20, 2002. As of the date of this Prospectus, $1,872,832,000 face amount ($1,871,943,809 Pool Balance) of Old Certificates are outstanding.

     If any tendered Old Certificates are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Certificates will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holder of Old Certificates who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration Date" means June 20, 2002 (31 calendar days following the commencement of the Exchange Offer), unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by July 1, 2002, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See "-- General."

     In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

     We reserve the right:

     - to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and

     - to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Certificates.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

DISTRIBUTIONS ON THE NEW CERTIFICATES

     Interest on the Equipment Notes held by each Trust will be distributed to holders of the New Certificates. The Equipment Notes held by each Trust will accrue interest at the applicable rate per annum for such Trust set forth on the cover page of this Prospectus. Distributions on the New Certificates will be made from the last date on which distributions were made on the Old Certificates surrendered in exchange therefor. No additional distributions will be made on Old Certificates tendered and accepted for exchange.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, or an Agent's Message in lieu of the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile and any other required documents to the Exchange Agent, or have the Agent's Message delivered, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either:

     - certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal; or

     - a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described under "-- Book-Entry Transfer" below, must be received by the Exchange Agent prior to the Expiration Date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of Old Certificates, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Certificates should be sent to American. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the Trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Certificates are held of record by DTC who desires to deliver Old Certificates by book-entry transfer at DTC.

     Any beneficial holder whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder or holders of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy that authorizes such person to tender the Old Certificates on behalf of the registered holder or holders, in either case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with the Letter of Transmittal evidence satisfactory to us of their authority to so act.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates nor shall any of us incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Certificates (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such Old Certificates will be credited to an account maintained with DTC), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, we reserve the right in our sole discretion, subject to the provisions of the Indenture, to (a) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreements and (b) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Old Certificates will represent to us that, among other things, the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, such holder has no arrangements or understanding with any person to participate in the distribution of the New Certificates and such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of ours or of a Trustee, or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is not a broker-dealer, such holder will be required to represent that it is not engaged in, and does not intend to engage in, a distribution of New Certificates. If such holder is a broker-dealer that will receive New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted promptly after the Expiration Date, and New Certificates of the same class will be issued promptly after acceptance of the Old Certificates. See "-- Conditions" below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at DTC , (ii) a properly completed and duly executed Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and (iii) all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater face amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such unaccepted or nonexchanged Old Certificates will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Certificates at DTC for purposes of the Exchange Offer. The Exchange Agent and DTC have confirmed that any financial institution that is a DTC Participant may use DTC's Automated Tender Offer Program ("ATOP")procedures to tender Old Certificates in the Exchange Offer. Any financial institution that is a participant in DTC's book-entry transfer system may make book-entry delivery of Old Certificates by causing DTC to transfer such Old Certificates into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to 5:00 p.m., New York City time, on the Expiration Date. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from a DTC Participant tendering Old Certificates that are the subject of such Book-Entry Confirmation that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such DTC Participant. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders of the Old Certificates who wish to tender their Old Certificates and (i) whose Old Certificates are not immediately available, or (ii) who cannot deliver their Old Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Certificates if:

     - the tender is made through an Eligible Institution;

     - prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     - such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificates representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn, including the face amount of such Old Certificates, and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices. Our determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with DTC for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange New Certificates for, any Old Certificates not previously accepted for exchange, and we may terminate or amend the Exchange Offer before the acceptance of such Old Certificates, if: (i) any action or proceeding is instituted or threatened in any court or by or before an governmental agency with respect to the Exchange Offer that, in our judgement, might materially impair our ability to proceed with the Exchange Offer or (ii) any law, statute or regulation is proposed, adopted or enacted, or any existing laws, statute, rule or regulation is interpreted by the staff of the Commission or a court of competent jurisdiction in a manner that, in our judgement, might materially impair our ability to proceed with the Exchange Offer. In addition, we have no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from our affiliates (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     State Street Bank and Trust Company of Connecticut, National Association, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

    State Street Bank and Trust Company of Connecticut, National Association
                    c/o State Street Bank and Trust Company
                             2 Avenue de Lafayette
                          Boston, Massachusetts 02111
                 Attention: Ralph Jones/Account Services Group

                            Facsimile Transmission:
                                 (617) 662-1452

                             Confirm by Telephone:
                                 (617) 662-1548

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with its services. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses. We will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone:
817-963-1234). See "Summary -- The Company."

                                USE OF PROCEEDS

     There will be no cash proceeds to American as a result of the issuance of New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates of each Trust were used to purchase the Equipment Notes held by such Trust. A portion of the proceeds of the sale of the Old Certificates was initially held in escrow and deposited with a depositary. Each Trust withdrew funds from the deposits relating to such Trust to purchase Equipment Notes from time to time as certain Aircraft were financed. The Equipment Notes were issued by American. The proceeds from such issuance were used by American to finance or refinance its acquisition of the Aircraft.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes material terms of the Certificates. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information."

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     The Class A-1, Class A-2 and Class B Certificates were issued on October 4, 2001, the Class C Certificates were issued on October 26, 2001 and the Class D Certificates were issued on December 12, 2001. Each Pass Through Certificate represents a fractional undivided interest in one of the five American Airlines 2001-2 Pass Through Trusts: the "Class A-1 Trust," the "Class A-2 Trust," the "Class B Trust," the "Class C Trust" and the "Class D Trust," and, collectively, the "Trusts." The Trusts were formed pursuant to a pass through trust agreement between American and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Basic Agreement"), and separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The trustee under the Class A-1 Trust, the Class A-2 Trust, the Class B Trust, the Class C Trust and the Class D Trust is referred to herein respectively as the "Class A-1 Trustee," the "Class A-2 Trustee," the "Class B Trustee," the "Class C Trustee" and the "Class D Trustee," and collectively as the "Trustees." The Certificates issued by the Class A-1 Trust, the Class A-2 Trust, the Class B Trust, the Class C Trust and the Class D Trust are referred to herein respectively as the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class B Certificates," the "Class C Certificates" and the "Class D Certificates." The Class A-1 Trust purchased all of the Series A-1 Equipment Notes, the Class A-2 Trust purchased all of the Series A-2 Equipment Notes, the Class B Trust purchased all of the Series B Equipment Notes, the Class C Trust purchased all of the Series C Equipment Notes and the Class D Trust purchased all of the Series D Equipment Notes. The holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates are referred to herein respectively as the "Class A-1 Certificateholders," the "Class A-2 Certificateholders," the "Class B Certificateholders," the "Class C Certificateholders" and the "Class D Certificateholders," and collectively as the "Certificateholders." The sum of the initial principal balance of the Equipment Notes held by each Trust equaled the original aggregate face amount of the Certificates of such Trust.

     The New Certificates will be issued pursuant to the Pass Through Trust Agreements. The forms and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that:

     - we registered the New Certificates under the Securities Act so their transfer is not restricted like the Old Certificates;

     - the New Certificates will not contain restrictions on transfer or provisions relating to interest rate increases; and

     - the New Certificates will be available only in book-entry form.

     Each Certificate represents a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The property of each Trust (the "Trust Property") consists of:

     - subject to the Intercreditor Agreement, the Equipment Notes held by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

     - the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies and other property payable thereunder);

     - for the Class A-1, Class A-2, Class B and Class C Trusts, monies receivable under the Liquidity Facility for such Trust; and

     - funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates represent interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this Prospectus to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificates.

     New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book-Entry Registration; Delivery and Form." New Certificates will be issued only in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

DISTRIBUTIONS OF PAYMENTS ON EQUIPMENT NOTES

     The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "-- Subordination" and "Description of the Intercreditor Agreement."

     Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this Prospectus, payable on April 1 and October 1 of each year, commencing on April 1, 2002. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest applicable to the Certificates issued by each of the Class A-1, Class A-2, Class B and Class C Trusts are supported by a separate Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or Make-Whole Amount on the Certificates of such Class, any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. Therefore, only the holders of the Certificates issued by a particular Trust are entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities." There is no liquidity facility available with respect to the Class D Certificates.

     Payments of principal of the Series A-1 Equipment Notes are scheduled to be received by the Trustee in installments on April 1 and October 1 in certain years, commencing on April 1, 2002 and ending on April 1, 2011. The entire principal amount of the Series A-2 Equipment Notes is scheduled for payment on October 1, 2011, the entire principal amount of the Series B Equipment Notes is scheduled for payment on April 1, 2011 and the entire principal amount of the Series C and Series D Equipment Notes is scheduled for payment on October 1, 2006.

     Scheduled payments of interest and principal on the Equipment Notes are referred to herein as "Scheduled Payments," and April 1 and October 1 of each year are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date"). See "Description of the Equipment Notes -- Principal and Interest Payments." The "Final Legal Distribution Date" for the Class A-1 Certificates is October 1, 2012, for the Class A-2 Certificates is April 1, 2013, for the Class B Certificates is October 1, 2012, for the Class C Certificates is April 1, 2008 and for the Class D Certificates is October 1, 2006.

     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, its proportionate share, based upon its fractional interest in such Trust, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution
Date) subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

     Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption."

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry Registration; Delivery and Form" below.

     If any Distribution Date is a Saturday, a Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Dallas, Texas, or the city and state in which the Trustee or any Loan Trustee is located (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest.

SUBORDINATION

     The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions."

POOL FACTORS

     The "Pool Balance" of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made in respect of the Certificates of such Trust other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as of such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust was

1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust declines as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Section 4.03)

     The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or if a default in payment of the principal of such Equipment Notes occurred.

                           CLASS A-1 TRUST           CLASS A-2 TRUST             CLASS B TRUST              CLASS C TRUST
                       -----------------------   ------------------------   ------------------------   ------------------------
                        SCHEDULED    EXPECTED     SCHEDULED     EXPECTED     SCHEDULED     EXPECTED     SCHEDULED     EXPECTED
                        PRINCIPAL      POOL       PRINCIPAL       POOL       PRINCIPAL       POOL       PRINCIPAL       POOL
DATE                    PAYMENTS      FACTOR       PAYMENTS      FACTOR       PAYMENTS      FACTOR       PAYMENTS      FACTOR
----                   -----------   ---------   ------------   ---------   ------------   ---------   ------------   ---------
January 1, 2002......  $         0   1.0000000   $          0   1.0000000   $          0   1.0000000   $          0   1.0000000
April 1, 2002........      888,191   0.9972451              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2002......   45,336,934   0.8566236              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2003........      888,191   0.8538687              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2003......   41,910,615   0.7238746              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2004........      888,191   0.7211197              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2004......   38,519,183   0.6016448              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2005........      888,191   0.5988899              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2005......   31,663,630   0.5006789              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2006........      888,191   0.4979240              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2006......   30,812,336   0.4023534              0   1.0000000              0   1.0000000    281,038,000   0.0000000
April 1, 2007........      888,191   0.3995985              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2007......   28,281,018   0.3118793              0   1.0000000              0   1.0000000              0   0.0000000
April 1, 2008........      888,191   0.3091244              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2008......   26,445,663   0.2270979              0   1.0000000              0   1.0000000              0   0.0000000
April 1, 2009........    3,076,643   0.2175551              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2009......   26,127,127   0.1365166              0   1.0000000              0   1.0000000              0   0.0000000
April 1, 2010........   12,389,272   0.0980889              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2010......   20,422,923   0.0347431              0   1.0000000              0   1.0000000              0   0.0000000
April 1, 2011........   11,201,319   0.0000000              0   1.0000000    180,087,000   0.0000000              0   0.0000000
October 1, 2011......            0   0.0000000    828,761,000   0.0000000              0   0.0000000              0   0.0000000

                            CLASS D TRUST
                       ------------------------
                        SCHEDULED     EXPECTED
                        PRINCIPAL       POOL
DATE                     PAYMENTS      FACTOR
----                   ------------   ---------
January 1, 2002......  $          0   1.0000000
April 1, 2002........             0   1.0000000
October 1, 2002......             0   1.0000000
April 1, 2003........             0   1.0000000
October 1, 2003......             0   1.0000000
April 1, 2004........             0   1.0000000
October 1, 2004......             0   1.0000000
April 1, 2005........             0   1.0000000
October 1, 2005......             0   1.0000000
April 1, 2006........             0   1.0000000
October 1, 2006......   260,542,000   0.0000000
April 1, 2007........             0   0.0000000
October 1, 2007......             0   0.0000000
April 1, 2008........             0   0.0000000
October 1, 2008......             0   0.0000000
April 1, 2009........             0   0.0000000
October 1, 2009......             0   0.0000000
April 1, 2010........             0   0.0000000
October 1, 2010......             0   0.0000000
April 1, 2011........             0   0.0000000
October 1, 2011......             0   0.0000000

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption." Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default in respect of one more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in "-- Reports to Certificateholders."

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate as to items
(1) and (2) below):

          (1) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

          (2) the amount of such distribution allocable to interest;

          (3) the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 6.01)

     As long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in such Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Section 4.03(a))

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 6.01(b))

     At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust with respect to such Certificates as the name and period of record ownership of such Certificateholder appears on the records of the registrar of such Certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

     Because the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. For a description of the Indenture Events of Default under each Indenture, see "Description of the Equipment Notes -- Indenture Events of Default, Notice and Waiver." There are no cross-default or cross-acceleration provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to the holders of the Certificates, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions."

     If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of some or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies and may accelerate the Equipment Notes issued under such Indenture and sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited, and there can be no assurance whether they could be sold or as to the price at which they could be sold. If a Loan Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, any Liquidity Provider or any Trustee. Neither such Trustee nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, give to the Certificateholders of such Trust notice, transmitted by mail, of such default, unless such default shall have been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, the Trustee shall not give such notice until the earlier of the time at which such default becomes an "event of default" and the expiration of 60 days from the occurrence of such default and (ii) except in the case of default in a payment of principal, Make-Whole Amount, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default or a Triggering Event with respect to such Trust. The term "event of default" with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the "Note Holder"). (Section 6.04)

     Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "default" or "event of default" under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture provides that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such Note Holders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement only the Controlling Party is entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     After the occurrence and during the continuation of a Triggering Event, with ten days' prior written notice to the Trustee and each Certificateholder of the same Class:

     - if either the Class A-1 or Class A-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented;

     - the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A-1 and Class A-2 Certificates;

     - the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2 and Class B Certificates;

     - the Class D Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2, Class B and Class C Certificates; and

     - if the Class E Certificates are issued as described under "-- Possible Issuance of Series E Equipment Notes," the Class E Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2, Class B, Class C and Class D Certificates.

     In each case the purchase price for a Class of Certificates will be equal to the Pool Balance of such Class plus accrued and undistributed interest thereon to the date of purchase, without Make-Whole Amount but including any other amounts then due and payable to the Certificateholders of such Class. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A "PTC Event of Default" with respect to any Class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

     - the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class; or

     - interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless in the case of the Class A-1, Class A-2, Class B or Class C Certificates the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

     A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement -- Priority of Distributions."

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American is prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless:

     - the surviving successor or transferee entity shall, if and to the extent required under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to an Aircraft, hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code relating to aviation (the "Transportation Code");

     - the surviving successor or transferee entity expressly assumes all of the obligations of American contained in the operative documents to which American is a party; and

     - American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Section 5.02; Participation Agreements, Section 6.02)

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting American and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement, the Participation Agreements or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust to, among other things:

     - evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of American's obligations under such Pass Through Trust Agreement, Participation Agreements or Liquidity Facilities;

     - add to the covenants of American for the benefit of holders of such Certificates or surrender any right or power conferred upon American in such Pass Through Trust Agreement, Intercreditor Agreement, Participation Agreements or Liquidity Facilities;

     - cure any ambiguity or correct any mistake or inconsistency contained in such Pass Through Trust Agreement, Intercreditor Agreement or Liquidity Facilities;

     - make or modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, Intercreditor Agreement or Liquidity Facilities as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

     - comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or of any regulatory body;

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement, Intercreditor Agreement or Liquidity Facilities to the extent necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement), Intercreditor Agreement or Liquidity Facilities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to such Pass Through Trust Agreement, Intercreditor Agreement or Liquidity Facilities such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor Trustee under such Pass Through Trust Agreement and add to or change any of the provisions of such Pass Through Trust Agreement, Intercreditor Agreement or Liquidity Facilities as necessary to facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for multiple Liquidity Facilities for such Trust;

     - provide certain information to the Trustee as required in such Pass Through Trust Agreement;

     - add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

     - provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     - correct or supplement the description of any property of any Trust; and

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement to reflect the substitution of a substitute aircraft for any Aircraft;

provided, however, that, unless there shall have been obtained from each Rating Agency written confirmation that such supplement would not result in a reduction of the then current rating for Certificates of the relevant Trust or a withdrawal or suspension of the rating of any Class of Certificates, American shall provide the Trustee of the relevant Trust with an opinion of counsel to the effect that such supplement will not cause such Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless a PTC Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting American and the Trustee, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to enter into supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, Intercreditor Agreement or Liquidity Facilities or modifying the rights of the Certificateholders of such Trust, except that no such supplemental agreement may, without the consent of the holder of each Certificate affected thereby:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility;

     - alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

     - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver or modification provided for in such Pass Through Trust Agreement; or

     - cause such Trust to become an association taxable as a corporation for U.S. Federal income tax purposes.

     If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the

Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

     - whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Note Holder or the Controlling Party has the option to take or direct;

     - whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Note Holder or as Controlling Party; and

     - how to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

(Section 10.01; Intercreditor Agreement, Section 8.01(b))

     Provided such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - other than as the Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

     - as the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

(Section 10.01)

     For purposes of the preceding paragraph, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, Equipment Note or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

POSSIBLE ISSUANCE OF SERIES E EQUIPMENT NOTES

     American may elect to issue Series E Equipment Notes in connection with some or all of the Aircraft, which would be funded from sources other than the original placement of the Certificates. American may elect to fund the sale of the Series E Equipment Notes through the sale of Pass Through Certificates (the "Class E Certificates") issued by a Class E American Airlines 2001-2 Pass Through Trust (the "Class E Trust"). The ability to issue any Series E Equipment Notes is contingent upon obtaining written confirmation from each Rating Agency that the issuance of such Series E Equipment Notes would not result in a withdrawal or downgrading of the rating of any rated Class of Certificates. If the Class E Certificates are issued, the trustee under the Class E Trust (the "Class E Trustee") will become a party to the Intercreditor Agreement, and the Class E Certificates would be subordinated in right of distribution to the Class A-1, Class A-2, Class B, Class C and Class D Certificates. See "Description of the Intercreditor Agreement." In addition, after the occurrence and during the continuance of a Triggering Event, the Class E Certificateholders would have certain rights to purchase the Class A-1, Class A-2, Class B, Class C and Class D Certificates. See "-- Purchase Rights of Certificateholders." If Series E Equipment Notes are issued to any person or entity other than the Class E Trust, such Series E Equipment Notes will nevertheless be subject to the provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Event of Default, to direct the Loan Trustee in taking action under the applicable Indenture. (Intercreditor Agreement, Section 8.01(c))

TERMINATION OF THE TRUSTS

     The obligations of American and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust initially is State Street Bank and Trust Company of Connecticut, National Association. The Trustee's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division.

     With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not the Trustee. (Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

     Each Class of New Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with the Trustee of the relevant Trust as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references in this Prospectus to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("indirect participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to the Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants. DTC Participants and indirect participants with which Certificate Owners have accounts with respect to the Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or indirect participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants' respective holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to indirect participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised American that it will take any action permitted to be taken by Certificateholders under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to indirect participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     Neither American nor the Trustee nor any agent of American or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any indirect participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

  SAME-DAY SETTLEMENT AND PAYMENT

     As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

  DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificateholders or their nominees, rather than to DTC or its nominee, only if (i) American advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and American or the Trustee is unable to locate a qualified successor; (ii) American elects to terminate the book-entry system through DTC; or (iii) after the occurrence of certain events of default or other events specified in the Pass Through Trust Agreement, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in the related Trust advise the Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders' best interests.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateholders through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for reregistration, the Trustee will reissue the Certificates as Definitive Certificates to Certificateholders.

     Distributions of principal, Make-Whole Amount (if any) and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Pass Through Trust Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information." The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     There is no liquidity facility available with respect to the Class D Certificates. The liquidity provider (the "Liquidity Provider") for each of the Class A-1, Class A-2, Class B and Class C Trusts entered into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent with respect to such Trust. Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the Pool Balance of the related Certificates on up to three consecutive semiannual Regular Distribution Dates at the annual interest rates for such Certificates shown on the cover page of this Prospectus (the "Stated Interest Rates"). If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for the Trusts may differ.

DRAWINGS

     The initial amount available under the Liquidity Facility for each Trust on the respective dates of issuance of the Old Certificates, was as follows:

                                                               AVAILABLE
TRUST                                                           AMOUNT
-----                                                         -----------
Class A-1...................................................  $33,746,027
Class A-2...................................................   97,686,059
Class B.....................................................   23,252,833
Class C.....................................................   32,881,446

     Except as otherwise provided below, the Liquidity Facility for each of the Class A-1, Class A-2, Class B and Class C Trusts will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class or any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate for such Class or any interest in an aggregate amount in excess of three semiannual installments of interest or to pay principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.06)

     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of such Liquidity Facility; provided, however, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.06(g)) Following each reduction of the Pool Balance for the applicable Trust, the Required Amount of the Liquidity Facility for any Trust will be reduced automatically to an amount sufficient to pay interest on the relevant Pool Balance thereof on the next three successive semiannual Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04)

     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving American under the Bankruptcy Code,
(i) any payment default occurring before the date of the order of relief in such proceeding will not be taken into consideration during the 60-day period under
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order of relief in such proceedings will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

REPLACEMENT OF LIQUIDITY FACILITIES

     If at any time (i) the short-term unsecured debt rating of the Liquidity Provider for any of the Class A-1, Class A-2, Class B or Class C Trusts issued by either Rating Agency (or if such Liquidity Provider does not have a short-term unsecured debt rating issued by a given Rating Agency, the long-term unsecured debt rating of such Liquidity Provider issued by such Rating Agency) or, if applicable, the short-term unsecured debt rating of any guarantor of the obligations of the Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust or (ii) any guarantee of the Liquidity Provider's obligations under the relevant Liquidity Facility becomes invalid or unenforceable, the Liquidity Facility for such Class may be replaced by a Replacement Facility subject to receipt of the Rating Agencies' written confirmation of their respective ratings then in effect of the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable). If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after the date of the downgrading (or within 45 days after the date of the downgrading solely in the event of a downgrading of such Liquidity Provider's short-term unsecured debt rating by Standard & Poor's from A-1+ to A-1) or such guarantee becomes invalid or unenforceable, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Sections 3.06(c) and 3.06(f))

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility, or, if such date is a Regular Distribution Date, on such day and the two Regular Distribution Dates following such day, and issued by a person (or persons) having debt ratings (or whose guarantor, if applicable, has debt ratings) issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

     "Threshold Rating" means (i) with respect to the Class A-1 Liquidity Provider, the Class A-2 Liquidity Provider and the Class B Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and A-1 in the case of Standard & Poor's and (ii) in the case of any person who does not have a short-term unsecured debt rating from either or both such Rating Agencies, then in lieu of such short-term unsecured debt rating from such Rating Agency or Rating Agencies, with respect to the Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and the Class B Liquidity Provider, a long-term unsecured debt rating of Aa3 in the case of Moody's and AA- in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a long-term unsecured debt rating of A1 in the case of Moody's and A in the case of Standard & Poor's.

     The Liquidity Facility for each of the Class A-1, Class A-2, Class B and Class C Trusts provides that the Liquidity Provider's obligations thereunder will expire on the earliest of:

     - 364 days after the date of original issuance of the Class A-1, Class A-2 and Class B Certificates (counting from, and including, such issuance date);

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that Final Distributions on all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

     - the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); and

     - the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that it may be extended for 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent.

     The Intercreditor Agreement provides for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Sections 3.06(d) and 3.06(f))

     Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Liquidity Provider determines not to extend any Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility acceptable to American to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. If a Replacement

Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.06(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Sections 3.06(f) and 3.06(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.75% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.75% per annum. In the case of a Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%).

     "LIBOR" means, with respect to any interest period, the rate per annum appearing on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two London business days before the first day of such interest period as the rate for dollar deposits with a maturity comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in a Cash Collateral Account will be treated as follows:

     - such amount will be released on any Distribution Date to the Liquidity Provider to pay any obligations to the Liquidity Provider to the extent such amount exceeds the Required Amount;

     - any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

     - the balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility (and will continue to be subject to payment of a commitment fee on the amount of such Downgrade Drawing or Non-Extension Drawing) and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default," at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings," the Base Rate) plus 1.75% per annum.

LIQUIDITY EVENTS OF DEFAULT

     Events of default under each Liquidity Facility (each, a "Liquidity Event of Default") consist of:

     - the acceleration of all the Equipment Notes; or

     - certain bankruptcy or similar events involving American. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

     - the Subordination Agent will request promptly, and the Liquidity Provider will honor, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

     - any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing under such Liquidity Facility; and

     - all amounts owing to the Liquidity Provider will become immediately due and payable.

     Notwithstanding the foregoing, the Subordination Agent is obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor
Agreement -- Priority of Distributions." (Liquidity Facilities, Section 6.01)

     Upon the circumstances described under "Description of the Intercreditor Agreement -- Intercreditor Rights," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

LIQUIDITY PROVIDER

     The initial Liquidity Provider for each of the Class A-1, Class A-2, Class B and Class C Trusts is Westdeutsche Landesbank Girozentrale ("West LB"), New York Branch (the "Branch"). WestLB, a German universal bank, provides commercial and investment banking services regionally, nationally and internationally, to public, corporate and bank customers. WestLB has short-term unsecured debt ratings of

P-1 from Moody's and A-1+ from Standard & Poor's. A copy of WestLB's 2000 Annual Report may be obtained from the Branch by delivery of a written request to the attention of Branch Management.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider and State Street Bank and Trust Company of Connecticut, National Association, as subordination agent (the "Subordination Agent"). This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which was filed as an exhibit to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information."

INTERCREDITOR RIGHTS

  GENERAL

     The Equipment Notes relating to each Trust were issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

  CONTROLLING PARTY

     With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees of the Trusts in the Trust Property of which are Equipment Notes constituting, in the aggregate, the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.06)

     At any time after an Indenture Event of Default has occurred and is continuing under an Indenture, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.06) See "Description of the Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - initially, the Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Event of Default occurs;

     - upon payment of Final Distributions to the holders of such larger Class of Certificates, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of Final Distributions to the holders of Class A-1 and Class A-2 Certificates, the Class B Trustee;

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee;

     - upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee; and

     - under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph.

     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any

Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the greatest amount of Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06)

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) irrevocably agreed, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to have agreed by virtue of their purchase of Certificates, that the Subordination Agent, as record Note Holder, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "-- Sale of Equipment Notes or Aircraft" and "Description of the Equipment Notes -- Remedies."

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Subordination Agent to accelerate the Equipment Notes issued under such Indenture and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person. So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture and (y) the bankruptcy or insolvency of American, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American and/or its affiliates), if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

     The subordination terms applicable to the Certificates vary depending upon whether a Triggering Event has occurred. "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or
(iii) certain bankruptcy or insolvency events involving American.

  BEFORE A TRIGGERING EVENT

     So long as no Triggering Event has occurred (whether or not continuing), all payments made in respect of the Equipment Notes and certain other payments received on any Distribution Date will be distributed promptly by the Subordination Agent on such Distribution Date in the following order of priority:

     - to the Liquidity Provider to the extent required to pay accrued and unpaid Liquidity Expenses;

     - to the Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

     - to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates, except that if available funds are insufficient to pay Expected Distributions to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions;

     - to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

     - to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates;

     - if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Expected Distributions on the Class E Certificates; and

     - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Expenses" means the Liquidity Obligations other than (i) the principal amount of any drawing under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility or certain other agreements.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. (Intercreditor Agreement, Section 1.01)

     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

     For purposes of determining the priority of distributions on account of the redemption or prepayment of Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed or prepaid (immediately prior to such redemption or prepayment)."

  AFTER A TRIGGERING EVENT

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments received by the Subordination Agent will be distributed promptly by the Subordination Agent in the following order of priority:

     - to the Subordination Agent and any Trustee, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or such Trustee in protection of, or realization of the value of, the Equipment Notes or any Collateral under (and as defined in) any Indenture, or to any Certificateholder or the Liquidity Provider for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to the Liquidity Provider to the extent required to pay accrued and unpaid Liquidity Expenses;

     - to the Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

     - (i) to the Liquidity Provider to the extent required to pay all Liquidity Obligations and/or, (ii) if applicable with respect to any particular Liquidity Facility (unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility), to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (x) of this clause is applicable);

     - to the Subordination Agent and any Trustee to the extent required to pay certain fees, taxes, charges and other amounts payable or to any Certificateholder for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates, except that if available funds are insufficient to pay Adjusted Expected Distributions to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions;

     - to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates;

     - to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates;

     - if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Adjusted Expected Distributions on the Class E Certificates;

     - the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Final Distributions on the Class A-1 Certificates and the Class A-2 Certificates in full, except that if available funds are insufficient so to pay each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of such amount;

     - to the Class B Trustee to the extent required to pay Final Distributions on the Class B Certificates in full;

     - to the Class C Trustee to the extent required to pay Final Distributions on the Class C Certificates in full;

     - to the Class D Trustee to the extent required to pay Final Distributions on the Class D Certificates in full; and

     - if the Class E Certificates have been issued, to the Class E Trustee to the extent required to pay Final Distributions on the Class E Certificates in full.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), over
     (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) shall not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to the product of
(i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes multiplied by (ii) (a) in the case of Class A-1 Certificates or Class A-2 Certificates, a fraction the numerator of which equals the Pool Balance for the Class A-1 Certificates or Class A-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class A-1 Certificates and the Class A-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such Class of Certificates, and (b) in the case of the Class B, Class C and Class D Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current

Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof or with respect to any such Aircraft that has been released from the related Indenture pursuant to the defeasance provisions thereof, the amount of money and U.S. Government Obligations deposited with the Loan Trustee pursuant thereto as of such Distribution Date) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A-1 Certificates and the Class A-2 Certificates 43%, for the Class B Certificates 51%, for the Class C Certificates 61% and for the Class D Certificates 72%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest distributable on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

ADDITION OF TRUSTEE FOR CLASS E CERTIFICATES

     If the Class E Certificates are issued, the Class E Trustee will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be appropriately amended. (Intercreditor Agreement, Section 8.01(c)).

THE SUBORDINATION AGENT

     State Street Bank and Trust Company of Connecticut, National Association, initially is the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103,
Attention: Corporate Trust Division.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed in consultation with American as provided in the Intercreditor Agreement. American or the Controlling Party may at any time remove the Subordination Agent as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed in consultation with American as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of two Boeing 737-823 aircraft, ten Boeing 757-223ER aircraft, six Boeing 757-223 aircraft and 13 Boeing 777-223ER aircraft (the "Aircraft"). All of the Aircraft were delivered new to American from January 2001 to December 2001. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     The Boeing 737-823 is a narrowbody commercial jet aircraft. Seating capacity in American's two-class configuration is 134 for the 737-823. The 737-823 is powered by two CFM56-7B26 model commercial jet engines manufactured by CFM International, Inc.

     The Boeing 757-223 and 757-223ER are narrowbody commercial jet aircraft. Seating capacity in American's two-class configuration is 176 for the 757-223 and 757-223ER. The 757-223 and 757-223ER are powered by two Rolls Royce RB211-535E4B model commercial jet engines manufactured by Rolls Royce Ltd.

     The Boeing 777-223ER is a widebody commercial jet aircraft. Seating capacity in the current configuration of these 777-223ER aircraft is 223 to 252. The 777-223ER is powered by two TRENT-892-17 model commercial jet engines manufactured by Rolls Royce Ltd.

THE APPRAISALS

     The table below sets forth the appraised base values of the Aircraft as of the issuance date of the Class D Certificates as determined by Aircraft Information Systems, Inc. ("AISI"), Aviation Solutions, Inc. ("AvSolutions") and Morten Beyer & Agnew, Inc. ("MBA," and together with AISI and AvSolutions, the "Appraisers"), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

                              U.S.                                 APPRAISERS' VALUATIONS              APPRAISED
                          REGISTRATION       MONTH       ------------------------------------------       BASE
AIRCRAFT TYPE                NUMBER        DELIVERED         AISI       AVSOLUTIONS        MBA          VALUE(1)
-------------             ------------   -------------   ------------   ------------   ------------   ------------
Boeing 737-823..........     N965AN        June 2001     $ 50,070,000   $ 48,270,000   $ 44,940,000   $ 47,760,000
Boeing 737-823..........     N966AN        June 2001       50,090,000     48,270,000     44,940,000     47,766,667

Boeing 757-223ER........     N185AN        May 2001        60,320,000     57,970,000     55,380,000     57,890,000
Boeing 757-223ER........     N186AN        May 2001        60,330,000     57,970,000     55,380,000     57,893,333
Boeing 757-223ER........     N187AN        May 2001        60,350,000     57,970,000     55,380,000     57,900,000
Boeing 757-223ER........     N188AN        June 2001       60,650,000     58,210,000     55,490,000     58,116,667
Boeing 757-223ER........     N189AN        July 2001       60,940,000     58,450,000     55,610,000     58,333,333
Boeing 757-223ER........     N190AA        July 2001       60,940,000     58,450,000     55,610,000     58,333,333
Boeing 757-223ER........     N191AN       August 2001      61,230,000     58,690,000     55,720,000     58,546,667
Boeing 757-223ER........     N192AN       August 2001      61,270,000     58,690,000     55,720,000     58,560,000
Boeing 757-223ER........     N193AN      November 2001     61,650,000     59,170,000     55,940,000     58,920,000(2)
Boeing 757-223ER........     N194AA      November 2001     61,650,000     59,170,000     55,940,000     58,920,000(2)

Boeing 757-223..........     N195AN      November 2001     60,900,000     56,120,000     55,940,000     56,120,000(2)
Boeing 757-223..........     N196AA      November 2001     60,900,000     56,120,000     55,940,000     56,120,000(2)
Boeing 757-223..........     N197AN      November 2001     61,090,000     56,310,000     56,050,000     56,310,000
Boeing 757-223..........     N198AA      December 2001     61,090,000     56,310,000     56,050,000     56,310,000(2)
Boeing 757-223..........     N199AN      December 2001     61,280,000     56,490,000     56,160,000     56,490,000
Boeing 757-223..........     N175AN      December 2001     61,280,000     56,490,000     56,160,000     56,490,000

Boeing 777-223ER........     N797AN      January 2001     135,300,000    133,800,000    129,970,000    133,023,333
Boeing 777-223ER........     N798AN      February 2001    135,850,000    134,040,000    130,240,000    133,376,667

                              U.S.                                 APPRAISERS' VALUATIONS              APPRAISED
                          REGISTRATION       MONTH       ------------------------------------------       BASE
AIRCRAFT TYPE                NUMBER        DELIVERED         AISI       AVSOLUTIONS        MBA          VALUE(1)
-------------             ------------   -------------   ------------   ------------   ------------   ------------
Boeing 777-223ER........     N799AN       March 2001      136,440,000    134,250,000    130,500,000    133,730,000
Boeing 777-223ER........     N750AN       March 2001      136,500,000    134,250,000    130,500,000    133,750,000
Boeing 777-223ER........     N751AN       April 2001      136,980,000    134,470,000    130,760,000    134,070,000
Boeing 777-223ER........     N752AN        May 2001       137,630,000    134,690,000    131,020,000    134,446,667
Boeing 777-223ER........     N753AN        May 2001       137,680,000    134,920,000    131,020,000    134,540,000
Boeing 777-223ER........     N754AN        June 2001      138,250,000    134,920,000    131,280,000    134,816,667
Boeing 777-223ER........     N755AN        July 2001      138,890,000    135,140,000    131,540,000    135,140,000
Boeing 777-223ER........     N756AM       August 2001     139,470,000    135,370,000    131,810,000    135,370,000
Boeing 777-223ER........     N757AN      November 2001    140,350,000    135,820,000    132,330,000    135,820,000(2)
Boeing 777-223ER........     N758AN      November 2001    140,790,000    136,050,000    132,590,000    136,050,000
Boeing 777-223ER........     N759AN      December 2001    141,240,000    136,270,000    132,850,000    136,270,000

---------------

(1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as set forth by the three Appraisers.

(2) The appraised base values of two Boeing 757-223ER aircraft, three Boeing 757-223 aircraft and one Boeing 777-223ER aircraft are based on the appraisals described above, which were prepared based on the scheduled delivery months of such Aircraft. However, delivery of each such Aircraft actually occurred in the next following month.

     According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals. In addition, the appraisals of two Boeing 757-223ER aircraft, three Boeing 757-223 aircraft and one Boeing 777-223ER aircraft were prepared based on the scheduled delivery months of such Aircraft, which months are the month prior to the month each such Aircraft was actually delivered. The Appraisers have delivered letters setting forth their respective Appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, you should read such letters.

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer or any other seller. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or in one or more groups and other factors. Although each of the appraisals is dated after September 11, 2001, each appraisal contains a disclaimer as to the effect of the events of that day on aircraft values. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft." Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes material terms of the Equipment Notes, the Indentures and the Participation Agreements. These summaries do not purport to be complete and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures and the Participation Agreements, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under "Where You Can Find More Information." Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

GENERAL

     With respect to each Aircraft, pursuant to the terms of a participation agreement with respect to each such Aircraft (each, a "Participation Agreement"), the Trusts purchased from American the Equipment Notes issued under the related Indenture.

     Equipment Notes have been issued in five series with respect to each
Aircraft: the "Series A-1 Equipment Notes," the "Series A-2 Equipment Notes," the "Series B Equipment Notes," the "Series C Equipment Notes" and the "Series D Equipment Notes" (collectively, the "Equipment Notes"). American may elect to issue an additional series with respect to some or all of the Aircraft (the "Series E Equipment Notes"), which would be funded from sources other than the offering of the Old Certificates. See "Description of the Certificates -- Possible Issuance of Class E Certificates." The Equipment Notes with respect to each Aircraft were issued under a separate indenture (each, an "Indenture") between American and State Street Bank and Trust Company of Connecticut, National Association, as loan trustee thereunder (each, a "Loan Trustee"). The Equipment Notes are direct, full recourse obligations of American.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

     - Series A-1 and Series A-2 Equipment Notes issued in respect of an Aircraft rank equally in right of payment with each other, and rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

     - Series B Equipment Notes issued in respect of an Aircraft rank junior in right of payment to the Series A-1 and Series A-2 Equipment Notes issued in respect of such Aircraft and rank senior in right of payment to the Series C, Series D and, if issued, Series E Equipment Notes issued in respect of such Aircraft;

     - Series C Equipment Notes issued in respect of an Aircraft rank junior in right of payment to the Series A-1, Series A-2 and Series B Equipment Notes issued in respect of such Aircraft and rank senior in right of payment to the Series D and, if issued, Series E Equipment Notes issued in respect of such Aircraft;

     - Series D Equipment Notes issued in respect of an Aircraft rank junior in right of payment to the Series A-1, Series A-2, Series B and Series C Equipment Notes issued in respect of such Aircraft and, if Series E Equipment Notes are issued with respect to such Aircraft, senior in right of payment to such Series E Equipment Notes; and

     - if Series E Equipment Notes are issued with respect to an Aircraft, they will be subordinated in right of payment to the Series A-1, Series A-2, Series B, Series C and Series D Equipment Notes issued with respect to such Aircraft.

(Indentures, Section 2.13)

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, scheduled installments of interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 1 and October 1 of each year, commencing on April 1, 2002. Such interest is computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount (if any) and interest on each series of Equipment Notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to such series of Equipment Notes, which interest rate will be equal to the rate per annum applicable to the Certificates issued by the Trust that will hold such series of Equipment Notes plus 1%.

     Scheduled principal payments on the Series A-1 Equipment Notes will be made on April 1 and October 1 in certain years, commencing on April 1, 2002 and ending on April 1, 2011. The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on October 1, 2011, the entire principal amount of the Series B Equipment Notes is scheduled to be paid on April 1, 2011 and the entire principal amount of the Series C and Series D Equipment Notes is scheduled to be paid on October 1, 2006. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and Appendix III for the schedule of payments of principal of each Equipment Note issued with respect to each Aircraft.

     If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by American under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed in whole. If Equipment Notes are redeemed following an Event of Loss, the redemption price will equal the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any Make-Whole Amount. Any amount paid by American in connection with such redemption will be distributed to the Certificateholders on a Special Distribution Date. (Indentures, Section 2.10)

     All of the Equipment Notes issued with respect to an Aircraft may be redeemed in whole prior to maturity at any time by American, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus the Make-Whole Amount for the applicable series of Equipment Notes. (Indentures, Section 2.11)

     Notice of any such redemption will be given to each holder of Equipment Notes not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked at such times and under such circumstances as are provided in the related Indenture. (Indentures, Sections
2.10 and 2.12)

     "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an investment bank of national standing selected by American), if any, by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the redemption date. (Indentures, Annex A)

     For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)"means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. The "date of determination" of a Make-Whole Amount will be the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

     "Average Life Date" for any Equipment Note means the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" at the redemption date of such Equipment Note means the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

SECURITY

     The Equipment Notes issued with respect to each Aircraft are secured by a security interest in such Aircraft, certain limited rights under the aircraft purchase agreement between American and Boeing, certain requisition and insurance proceeds with respect to such Aircraft, and all proceeds of the foregoing. (Indentures, Granting Clause)

     The Equipment Notes are not cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft. See "-- Remedies." Accordingly, any excess proceeds from the exercise of remedies with respect to the Equipment Notes relating to an Aircraft will not be available to cover any shortfall with respect to the Equipment Notes relating to any other Aircraft.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The tables in Appendix IV set forth aggregate loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of January 1, 2002 and each Regular Distribution Date. The LTVs were obtained by dividing (i) the outstanding principal amount (assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The tables in Appendix IV are based on the assumption (the "Depreciation Assumption") that the initial appraised base value of the Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 3% of the initial appraised base value per year. Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. In addition, the appraisals of two Boeing 757-223ER aircraft, three

Boeing 757-223 aircraft and one Boeing 777-223ER aircraft were prepared based on the scheduled delivery months of such Aircraft, which months are the month prior to the month each such Aircraft was actually delivered. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange
Offer -- Appraisals and Realizable Value of Aircraft."

DEFEASANCE

     Under certain circumstances American may legally release itself from any payment or other obligations on all, but not less than all, of the Equipment Notes issued under one or more Indentures (a "full defeasance") if American puts in place the following arrangements for the benefit of the holders of such Equipment Notes:

     - American must deposit in trust for the benefit of the holders of such Equipment Notes a combination of money and direct obligations of the United States (and certain depository receipts representing interests in such direct obligations) ("U.S. Government Obligations") that will generate enough money to pay when due the principal of and interest on the Equipment Notes; and

     - American must deliver to the Trustees and the relevant Loan Trustee a legal opinion stating that there has been a change in the federal tax law from such law as in effect on September 25, 2001 or that there has been an IRS ruling, in either case that lets American make the above deposit without causing the holders of the Certificates to be taxed on their Certificates any differently than if American did not make the deposit and simply repaid the Equipment Notes itself.

     American may only accomplish full defeasance if it obtains written confirmation from each Rating Agency that such full defeasance will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If American were to accomplish full defeasance, as described above, holders of the Equipment Notes so defeased would rely solely on the trust deposit for repayment on such Equipment Notes. Holders of such Equipment Notes could not look to American for repayment if a shortfall in the payment of principal of or interest on such Equipment Notes occurred. In addition, the holders of such Equipment Notes would have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of the related Indenture and such lien would terminate. (Indentures, Section 10.01)

LIMITATION OF LIABILITY

     Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, is not answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

     "Indenture Events of Default" under each Indenture include:

     - the failure by American to pay any interest or principal or Make-Whole Amount, if any, within 15 days after the same has become due on any Equipment Note;

     - the failure by American to pay any amount (other than interest, principal or Make-Whole Amount, if any) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after American receives written notice;

     - the failure by American to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of the related Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

     - the failure by American to perform or observe any other covenant or condition to be performed or observed by it under any operative document that continues for a period of 60 days after American receives written notice thereof; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

     - any representation or warranty made by American in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice thereof; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness; and

     - the occurrence of certain events of bankruptcy, reorganization or insolvency of American.

(Indentures, Section 4.01)

     There are no cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

     The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on a given date and issued with respect to any Aircraft, by written instruction to the Loan Trustee, may on behalf of all the Note Holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, Make-Whole Amount, if any, or interest due under any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each affected Note Holder. (Indentures, Section 4.05)

REMEDIES

     The exercise of remedies under the Indentures is subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived. (Indentures, Section 4.02)

     Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the airframe or any engine comprising the Aircraft subject to such Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the Bankruptcy Code ("Section 1110") provide special rights to holders of security interests with respect to "equipment" (as defined in Section 1110). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any other provision of the Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     It was a condition to the Trustee's obligation to purchase the Equipment Notes with respect to each Aircraft that American's General Counsel provide her opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. The opinions of American's General Counsel did not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See
"-- Certain Provisions of the Indentures -- Events of Loss." The opinions of American's General Counsel also did not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

     In certain circumstances following the bankruptcy or insolvency of an obligor on Equipment Notes where the obligations of that obligor under any Indenture exceed the value of the Aircraft or other collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against the obligor on such Equipment Notes after the disposition of the Aircraft and other collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against the obligor available to the Trustees for the most junior Classes.

     If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

     Any Indenture may be amended without the consent of the Note Holders to, among other things: (i) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder; (ii) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes, or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Note Holder; (iii) cure any ambiguity or correct any mistake;
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(iv) provide for compliance with applicable law; or (v) provide for the issuance of Series E Equipment Notes as described in "Description of the Certificates -- Possible Issuance of Series E Equipment Notes." (Indentures,
Section 9.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, or Make-Whole Amount, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Make-Whole Amount, if any, or interest is due and payable, (ii) create any lien with respect to the property subject to the lien of the Indenture prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture in the property subject thereto or (iii) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

INDEMNIFICATION

     American is required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02)

     The Loan Trustee is not required to take any action or refrain from taking any action (other than notifying the Note Holders if it knows of an Event of Default or of a default arising from American's failure to pay overdue principal, interest or Make-Whole Amount, if any, under any Equipment Note), unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

CERTAIN PROVISIONS OF THE INDENTURES

  MAINTENANCE AND OPERATION

     Under the terms of each Indenture, American is obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair and overhaul the Aircraft so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times, other than during temporary periods of storage or grounding by applicable governmental authorities. (Indentures, Section 7.02(c) and (e))

     American has agreed not to maintain, use or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft. (Indentures, Section 7.02(b))

     American must make all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided, however, that American (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, forfeiture or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain

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exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

     Except as set forth above, American is obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

  REGISTRATION, LEASING AND POSSESSION

     Although American has no current intention to do so, American is permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) American also is permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American is permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, "wet leases" and transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There are no general geographical restrictions on American's (or any lessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien will be recognized in an Aircraft if such Aircraft is located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Repossession."

     In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

  LIENS

     American is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, American, the lien of the Indenture, any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and certain other specified liens, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (ii) materialmen's, mechanics' and other similar liens arising in the
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

ordinary course of business and securing obligations that either are not overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by American; and (v) any other lien as to which American has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee and Liens approved in writing by the Loan Trustee with the consent of a majority in interest of the Note Holders. (Indentures, Section 7.01)

  INSURANCE

     Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the date following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (in either case, the "Loan Amount"), will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-823), $16,000,000 (in the case of a Boeing 757-223) or $24,000,000 (in the case of a Boeing 777-223ER), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American so long as an Indenture Event of Default does not exist under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

     In addition, American is obligated to maintain aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American's fleet on which American carries insurance. (Indentures, Section 7.06(a))

     American also is required to maintain war-risk aircraft hull insurance with respect to each Aircraft if and to the extent such insurance is maintained by American (or any lessee) with respect to other aircraft owned or operated by American (or such lessee) on the same routes on which the Aircraft is operated. (Indentures, Section 7.06(b))

     American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

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     In respect of each Aircraft, American is required to name the relevant Loan
Trustee, each Trustee, the Subordination Agent and the Liquidity Provider as additional insured parties under the liability insurance policy required with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

  EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Depending upon American's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will either (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any Make-Whole Amount or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 7.05(a)) See "-- Redemption."

     If American elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with, in the case of the Airframe, an airframe of a comparable or improved model of the same manufacturer, and, in the case of an Engine, an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe, with a value and utility at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. American is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available to it with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Indenture relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. (Indentures, Section 7.05(a))

     If American elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon but without any Make-Whole Amount, the lien of the Indenture relating to such Aircraft will terminate with respect to such Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect thereto will cease. The payments made under the Indenture by American will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

     If an Event of Loss occurs with respect to an Engine alone, American is required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer and suitable for installation and use on the Airframe, and will have a value and utility at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use;

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

     - any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

     - any theft or disappearance of such property for a period exceeding 180 days;

     - the requisition for use of such property by any government (other than the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property for a period exceeding 12 consecutive months;

     - the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

     - any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft for a period in excess of 180 days;

     - as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or, in any event, if such use is prohibited for a period of three consecutive years; and

     - with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe, unless American elects to substitute a replacement Airframe pursuant to the Indenture. (Indentures, Annex
A)

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences to Certificate Owners of the exchange of Old Certificates for New Certificates pursuant to the Exchange Offer. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. No ruling has been or will be sought from the Internal Revenue Service. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies, foreign entities and persons who are not citizens or residents of the United States) and does not address any tax consequences other than federal income tax consequences. Certificate Owners should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of exchanging Old Certificates for New Certificates in light of their own particular circumstances.

     The exchange of Old Certificates for New Certificates pursuant to the Exchange Offer will not be treated as a taxable event for federal income tax purposes. Receipt of New Certificates in the Exchange Offer will be treated as a continuation of the original investment of the Certificate Owner in the Old Certificates. Similarly, there would be no federal income tax consequences to a Certificate Owner that does not participate in the Exchange Offer. In particular, no gain or loss will be recognized by Certificate Owners as a result of the Exchange Offer and, for purposes of determining gain or loss on a subsequent sale of Certificates, a Certificate Owner's basis and holding period for the Certificates will not be affected by the Exchange Offer.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase and hold Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing Certificates to determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

PLAN ASSETS ISSUES

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

     In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, American and its affiliates, the Placement Agents, the Trustees and the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     Any insurance company proposing to invest assets of its general account in the Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S.Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000.

     EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN THE CERTIFICATES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after the Expiration Date, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, American will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. American has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINIONS

     The validity of the New Certificates is being passed upon for American by Anne H. McNamara, Senior Vice President and General Counsel. Ms. McNamara will rely upon Bingham Dana LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young's reports, given on their authority as experts in accounting and auditing.

                                   APPRAISERS

     The references to AISI, AvSolutions and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                   APPENDIX I

                                 INDEX OF TERMS

     The following is an index showing the page in this Prospectus where certain defined terms appear.

DEFINED TERM                            PAGE
------------                            ----
Adjusted Expected Distributions.......   54
Agents' Message.......................   28
Aggregate LTV Collateral Amount.......   54
air carriers..........................   16
Aircraft..............................   56
AISI..................................   56
American..............................    1
Appraised Current Market Value........   55
Appraisers............................   56
Assumed Aircraft Value................   60
ATOP..................................   27
Average Life Date.....................   60
AvSolutions...........................   56
Bankruptcy Code.......................   39
Base Rate.............................   48
Basic Agreement.......................   31
Book-Entry Confirmation...............   26
Branch................................   49
Business Day..........................   34
Cash Collateral Account...............   46
Cede..................................   42
Certificate Account...................   34
Certificate Owner.....................   42
Certificateholders....................   32
Certificates..........................    1
Class A-1 Certificateholders..........   32
Class A-2 Certificateholders..........   32
Class A-1 Certificates................   31
Class A-2 Certificates................   31
Class A-1 Trust.......................   31
Class A-2 Trust.......................   31
Class A-1 Trustee.....................   31
Class A-2 Trustee.....................   31
Class B Certificateholders............   32
Class B Certificates..................   31
Class B Trust.........................   31
Class B Trustee.......................   31
Class C Certificateholders............   32
Class C Certificates..................   31
Class C Trust.........................   31

DEFINED TERM                            PAGE
------------                            ----
Class C Trustee.......................   31
Class D Certificateholders............   32
Class D Certificates..................   31
Class D Trust.........................   31
Class D Trustee.......................   31
Class E Certificates..................   41
Class E Trust.........................   41
Class E Trustee.......................   41
Class Exemptions......................   70
Code..................................   69
Commission............................   ii
Company...............................    1
Controlling Party.....................   50
Current Distribution Date.............   52
date of determination.................   60
Definitive Certificates...............   44
Depreciation Assumption...............   60
disqualified persons..................   69
Distribution Date.....................   33
Downgrade Drawing.....................   46
Drawing...............................   48
DTC...................................   42
DTC Participants......................   43
Eligible Institution..................   26
Equipment.............................   63
Equipment Notes.......................   58
ERISA.................................   69
ERISA Plans...........................   69
Event of Loss.........................   67
Exchange Act..........................   ii
Exchange Agent........................    2
Exchange Offer........................   23
Expected Distributions................   52
Expiration Date.......................   25
FAA...................................   16
Final Distributions...................   51
Final Drawing.........................   48
Final Legal Distribution Date.........   33
full defeasance.......................   61
H.15(519).............................   60

DEFINED TERM                            PAGE
------------                            ----
holder................................   26
indirect participants.................   43
Indenture.............................   58
Indenture Events of Default...........   61
Intercreditor Agreement...............   50
Interest Drawings.....................   45
Issuance Date.........................   23
Letter of Transmittal.................    2
LIBOR.................................   48
Liquidity Event of Default............   49
Liquidity Expenses....................   52
Liquidity Facility....................   45
Liquidity Obligations.................   52
Liquidity Provider....................   45
Loan Amount...........................   66
Loan Trustee..........................   58
LTV Appraisal.........................   55
LTV Collateral Amount.................   54
LTV Ratio.............................   55
LTVs..................................    7
Make-Whole Amount.....................   59
Maximum Available Commitment..........   45
MBA...................................   56
Minimum Sale Price....................   51
Moody's...............................   22
most recent H.15(519).................   60
New Certificates......................    1
Non-Extension Drawing.................   47
Non-Performing Equipment Notes........   54
Note Holder...........................   37
Old Certificates......................    1
Participation Agreement...............   58
parties in interest...................   69
Pass Through Trust Agreements.........   31
Performing Equipment Note.............   46
Permitted Investments.................   37
Placement Agents......................    1
Plan Asset Regulation.................   69
Plans.................................   69
Pool Balance..........................   34
Pool Factor...........................   34
PTC Event of Default..................   38

DEFINED TERM                            PAGE
------------                            ----
PTCE..................................   70
Rating Agencies.......................   22
Registration Event....................   23
Registration Rights Agreements........   23
Registration Statement................   ii
Regular Distribution Dates............   33
Remaining Weighted Average Life.......   60
Replacement Facility..................   46
Required Amount.......................   45
Rules.................................   43
Scheduled Payments....................   33
Section 1110..........................   63
Section 1110 Period...................   46
Securities Act........................   ii
Series A-1 Equipment Notes............   58
Series A-2 Equipment Notes............   58
Series B Equipment Notes..............   58
Series C Equipment Notes..............   58
Series D Equipment Notes..............   58
Series E Equipment Notes..............   58
Shelf Registration Statement..........   23
Special Distribution Date.............   33
Special Payment.......................   33
Special Payments Account..............   34
Stabilization Act.....................   16
Standard & Poor's.....................   22
Stated Interest Rates.................   45
Subordination Agent...................   50
Termination Notice....................   49
Threshold Rating......................   47
Transportation Code...................   39
Treasury Yield........................   60
Triggering Event......................   51
Trust Indenture Act...................   39
Trust Property........................   32
Trust Supplement......................   31
Trustees..............................   31
Trusts................................   31
U.S. Government Obligations...........   61
TWA...................................   ii
WestLB................................   49

                                  APPENDIX II

                               APPRAISAL LETTERS

                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

29 November 2001

Ms. Leslie M. Benners
Managing Director
Corporate Finance and Banking
American Airlines
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, TX 76155

Subject: AISI Report No. A1S046BVO-4, Sight Unseen Base Value Appraisal, Two B737-823, Ten B757-223ER, Six B757-223 and Thirteen B777-223ER Aircraft.

Reference:      (a) AAL E-mail Message, 21 August 2001


Dear Ms. Benners:

Aircraft Information Services, Inc. (AISI) is pleased to offer American Airlines our opinion of the sight unseen adjusted base value of two B737-823, ten B757-223ER, six B757-223 and thirteen B777-223ER aircraft as listed and defined in the above reference (a) message and in Table I of this report. The aircraft are valued in inflated delivery dollars if not delivered, or if delivered, are valued in September 2001 dollars and adjusted for condition to account for their relatively young age.

1. METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are `base value' and `current market value' of an `average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a `base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market.

29 November 2001
AISI File No. A1S046BVO-4
Page - 2 -


Base values are typically given for aircraft in `new' condition, `average half-life' condition, or `adjusted' for an aircraft in a specifically described condition at a specific time. An `average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

`Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An `adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a `current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

29 November 2001
AISI File No. A1S046BVO-4
Page - 3 -


If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2. VALUATION

Following is AISI's opinion of the adjusted base value for the subject aircraft in September 2001 US dollars if delivered, and in delivery date US dollars inflated at 2.8% if not delivered.

Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein and are predicated upon the reference (a) data which describes the aircraft MTOW, engines installed, and any item or capability which would have a significant effect on value.

The delivered aircraft are also adjusted for condition to account for their relatively young age with the following assumptions; adjustments from new have been applied based on the current calendar status of the delivered aircraft and in accordance with standard AISI methods.

Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

THE VALUES CONTAINED IN THIS REPORT ARE AS OF 01 SEPTEMBER 2001. THE TERRORIST ACTIONS THAT OCCURRED IN THE UNITED STATES ON 11 SEPTEMBER 2001 ARE EXPECTED TO HAVE A NEGATIVE BUT AS YET UNDEFINED EFFECT ON AIRCRAFT VALUES. AISI HAS ELECTED TO NOT CHANGE OUR OPINIONS OF BASE AND CURRENT MARKET VALUE UNTIL THE MARKET ACTS IN A MANNER THAT PROVIDES A VALID BASIS FOR CHANGE.

CURRENT MARKET VALUES WILL PROBABLY DECLINE ACROSS A BROAD FRONT; WE EXPECT CURRENT MARKET VALUES TO RECOVER FOR MOST NEW AND NEWER AIRCRAFT TYPES. WE DO NOT EXPECT CURRENT MARKET VALUES TO RECOVER FOR SOME OLDER EQUIPMENT.

BASE VALUES ARE SUPPOSED TO REFLECT BALANCED MARKET VALUES AND TO RESPOND TO LONG TERM TRENDS; WE EXPECT BASE VALUES TO CONTINUE TO DECLINE REGULARLY UNLESS AN IRREVERSIBLE MARKET CHANGE HAS OCCURRED.

29 November 2001
AISI File No. A1S046BVO-4
Page -4-


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ JOHN D. MCNICOL

John D. McNicol
Vice President
Appraisals & Forecasts

                                   TABLE I
                                   A1S046BVO-4
                  ADJUSTED BASE VALUES AS OF 01 SEPTEMBER 2001
                        DELIVERY MUSD @ 2.8% INFLATION

                                                              ADJUSTED BASE
NUMBER        REG#          MAN. SN       DELIVERY DATE           VALUE
------        ----          -------       -------------       -------------
                  BOEING 737-823; CFM 56-7B26, 174,200 LB. MTOW

  1          N965AN          29544           Jun-01               50.07
  2          N966AN          30094           Jun-01               50.09

                BOEING 757-223ER; RB211-535E4B, 250,000 LB. MTOW

  1          N185AN          32379           May-01               60.32
  2          N186AN          32380           May-01               60.33
  3          N187AN          32381           May-01               60.35
  4          N188AN          32382           Jun-01               60.65
  5          N189AN          32383           Jul-01               60.94
  6          N190AA          32384           Jul-01               60.94
  7          N191AN          32385           Aug-01               61.23
  8          N192AN          32386           Aug-01               61.27
  9          N193AN          32387           Oct-01               61.65
 10          N194AA          32388           Oct-01               61.65

                 BOEING 757-223; RB211-535E4B, 250,000 LB. MTOW

  1          N195AN          32389           Oct-01               60.90
  2          N196AA          32390           Oct-01               60.90
  3          N197AN          32391           Nov-01               61.09
  4          N198AA          32392           Nov-01               61.09
  5          N199AN          32393           Dec-01               61.28
  6          N175AN          32394           Dec-01               61.28

                 BOEING 777-223IGW; TRENT 892, 648,000 LB. MTOW

  1          N797AN          30012           Jan-01              135.30
  2          N798AN          30797           Feb-01              135.85
  3          N799AN          30258           Mar-01              136.44
  4          N750AN          30259           Mar-01              136.50
  5          N751AN          30798           Apr-01              136.98
  6          N752AN          30260           May-01              137.63
  7          N753AN          30261           May-01              137.68
  8          N754AN          30262           Jun-01              138.25
  9          N755AN          30263           Jul-01              138.89
 10          N756AM          30264           Aug-01              139.47
 11          N757AN          32626           Oct-01              140.35
 12          N758AN          32637           Nov-01              140.79
 13          N759AN          32638           Dec-01              141.24

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                                                               November 29, 2001

Ms. Leslie M. Benners
Managing Director, Corporate Finance and Banking
American Airlines
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, TX 76155

Dear Ms. Benners:

         AvSOLUTIONS is pleased to provide its opinion on the base values as of August 2001 of two Boeing 737-823 aircraft, ten Boeing 757-223ER aircraft, six Boeing 757-223 aircraft, and thirteen Boeing 777-223IGW aircraft (collectively, the "Aircraft"). A list of the thirty-one (31) aircraft, along with their serial numbers, delivery dates and engine types, is provided as Attachment 1 of this document.

         Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

         Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

FAIR MARKET VALUE

         The Fair Market Value (FMV) of an aircraft is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question, according to the International Society of Transport Aircraft Trading (ISTAT), to which AvSOLUTIONS belongs. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to twenty months.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

APPRAISAL METHODOLOGY

         The method employed by AvSOLUTIONS to appraise the current and base values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

         To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

         The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

         The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

         The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

         In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by American Airlines and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected these Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. A portion of the Aircraft have been delivered to American Airlines; the remaining Aircraft are scheduled for delivery by the end of 2001.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------


3. The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) Part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The Aircraft have no damage history.

6. The Aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

         Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in Attachment 1.

STATEMENT OF INDEPENDENCE

         This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

         AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject Aircraft.

Signed,

/s/ SCOTT E. DANIELS

Scott E. Daniels
Director, Asset Management

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                                  ATTACHMENT 1

                               AMERICAN AIRLINES

   SERIAL                              ORIGINAL/
   NUMBER             REGISTRATION     SCHEDULED      ENGINE       MTOW    BASE VALUE
    MSN                  NUMBER         DELIVERY       TYPE        (LB)    $ MILLIONS
   ------             -------------    ---------      ------       ----    ----------
BOEING 737-823
 1  29544                N965AN         Jun-01      CFM56-7B26    174,200    48.27
 2  30094                N966AN         Jun-01      CFM56-7B26    174,200    48.27

BOEING 757-223ER
 3  32379                N185AN         May-01     RB211-535E4B   250,000    57.97
 4  32380                N186AN         May-01     RB211-535E4B   250,000    57.97
 5  32381                N187AN         May-01     RB211-535E4B   250,000    57.97
 6  32382                N188AN         Jun-01     RB211-535E4B   260,000    58.21
 7  32383                N189AN         Jul-01     RB211-535E4B   250,000    58.45
 8  32384                N190AA         Jul-01     RB211-535E4B   260,000    58.45
 9  32385                N191AN         Aug-01     RB211-535E4B   250,000    58.69
10  32386                N192AN         Aug-01     RB211-535E4B   250,000    58.69
11  32387                N193AN         Oct-01     RB211-535E4B   250,000    59.17
12  32388                N194AA         Oct-01     RB211-535E4B   250,000    59.17

BOEING 757-223
13  32389                N195AN         Oct-01     RB211-535E4B   250,000    56.12
14  32390                N196AA         Oct-01     RB211-535E4B   250,000    56.12
15  32391                N197AN         Nov-01     RB211-535E4B   250,000    56.31
16  32392                N198AA         Nov-01     RB211-535E4B   250,000    56.31
17  32393                N199AN         Dec-01     RB211-535E4B   250,000    56.49
18  32394                N175AN         Dec-01     RB211-535E4B   250,000    56.49

BOEING 777-223 IGW
19  30012                N797NA         Jan-01       Trent 892    648,000   133,80
20  30797                N798AN         Feb-01       Trent 892    648,000   134.04
21  30258                N799AN         Mar-01       Trent 892    648,000   134.25
22  30259                N750AN         Mar-01       Trent 892    648,000   134.25
23  30798                N751AN         Apr-01       Trent 892    648,000   134.47
24  30260                N752AN         May-01       Trent 892    648,000   134.69
25  30261                N753AN         May-01       Trent 892    648,000   134.92
26  30262                N754AN         Jun-01       Trent 892    648,000   134.92
27  30263                N755AN         Jul-01       Trent 892    648,000   135.14
28  30264                N756AN         Aug-01       Trent 892    648,000   135.37
29  32636                N757AN         Oct-01       Trent 892    648,000   135.82
30  32637                N758AN         Nov-01       Trent 892    648,000   136.05
31  32638                N759AN         Dec-01       Trent 892    648,000   136.27

                                   DISCLAIMER

Due to the events of September 11, 2001, the base values listed above are somewhat undetermined. However, at the current time, AvSOLUTIONS is prepared to stand by its values considering the lack of specific aircraft trading information available since these events.

                              MORTEN BEYER & AGNEW
--------------------------------------------------------------------------------
                            AVIATION CONSULTING FIRM


                        CURRENT BASE VALUE APPRAISAL OF
                        THIRTY-ONE (31) VARIOUS AIRCRAFT




                                  PREPARED FOR:

                                American Airlines




                                NOVEMBER 29, 2001

    Washington. D.C.                   London                 Pacific Rim
   2107 Wilson Blvd.              5-7 Spencers Road        3-16-16 Higashiooi
      Suite 750                       Crawley                Shinagawa-ku
Arlington, Virginia 22201       West Sussex RH11 7DE        Tokyo 140-0011
     United States                 United Kingdom                Japan
  Phone +703 276 3200           Phone +44 1342 716248     Phone +81 3 3763 6845
   Fax +703 276 3201             Fax +44 1342 718967

I. INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW (MBA) has been retained by American Airlines (the "Client") to determine the Current Base Value of 31 various aircraft in their present configuration as passenger aircraft. The aircraft are further identified in
Section III of this report.

In performing this valuation, MBA did not independently inspect the aircraft or the associated records and documentation associated with this aircraft. MBA utilized the technical data of the aircraft provided by the Client, but at Client's request did not independently verify the accuracy of the technical and specification data so provided.

Section II of this report presents definitions of various terms, such as Current Base Value, Current Market Value, Future Base Value, and Lease-Encumbered Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

Based on the information set forth in this report, it is our opinion as of November 29, 2001 that the aggregate Current Base Value of the aircraft is $2,688,760,000 with the respective value adjustments noted in Section V of this report.

II. DEFINITIONS

CURRENT MARKET VALUE

ISTAT defines Current Market Value (CMV) as the appraisers opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

BASE VALUE

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraisers opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the

                                                               American Airlines
                                                                     Job #01269b
                                                                    Page 2 of 17
projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

FUTURE BASE VALUE

Future Base Values are established by using the Base Value at the beginning of the current year (present value), from which point the Future Base Values are projected. The Base Value used for the purpose of projecting the Future Base Values consider the aircraft to be at mid-life and mid-time conditions pertaining to the various aspects of the maintenance status.

The Future Base Values are based on aircraft having an approximate life of 35 years from the date of manufacture. The Future Base Values commence from the present time to the 35th year from the date of manufacture of this aircraft.

DISTRESS VALUE

Distress Value is the Appraiser's opinion of the price at which an asset could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, bankruptcy liquidation, commercial restrictions, legal complications, or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating at arm's-length,

                                                               American Airlines
                                                                     Job #01269b
                                                                    Page 3 of 17
normally under the market conditions that are perceived to exist at the time, not an idealized balanced market. While the Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers are under duress or time pressure and, therefore, willing to pay a premium value.

SECURITIZED VALUE OR LEASE ENCUMBERED VALUE

Securitized Value or Lease Encumbered Value is the Appraiser's opinion of the value of an asset, under lease, given a specified lease payment stream (rents and term), and estimated future residual value at lease termination, and an appropriate discount rate.

The lease encumbered residual value may include consideration of lease termination conditions and remaining maintenance reserves, if any. The Securitized Value or Lease-Encumbered Value may be more or less than the Appraiser's opinion of Current Market Value, taking into account various factors, such as, the credit risks associated with the parties involved, the time-value of money to those parties, provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.

                                                               American Airlines
                                                                     Job #01269b
                                                                    Page 4 of 17

III. AIRCRAFT SPECIFICATIONS

                                 Boeing 737-800
            [PICTURE]            SEATING:              20F/114Y
                                 ENGINES:              CFM56-7B26
            N965AN               MGTOW (LBS):          174,200





                                 Boeing 757-200/ER
            [PICTURE]            SEATING:              22F/154Y
                                 ENGINES:              RB211-535E4B
            N185AN               MGTOW (LBS):          250,000



                                 Boeing 777-200ER      18F/56B/163Y - Pacific
            [PICTURE]            SEATING:              16F/42B/194Y - Atlantic
                                                       TRENT 892
            N797AN               ENGINES:              648,000
                                 MGTOW (LBS):






                                                               American Airlines
                                                                     Job #01269b
                                                                    Page 5 of 17

IV. CURRENT MARKET CONDITIONS - GENERAL

The Current Base Values in this appraisal are extracted from the MBA's Future Aircraft Values mid-year 2001 publication, which assumed the market, was in a state of equilibrium. In light of the recent events, MBA reviewed the Current Market Values of each aircraft type in the MBA's Future Aircraft Values mid-year 2001 publication and revised the Market Adjustment Factor, which is expressed as a percentage of the Base Value. Due to the sharp fall in air travel caused by the economic recession and psychological factors, current trends of overproduction of new aircraft, declining demand, and increasing numbers of new and used jets on the market, MBA believe that most aircraft models if offered will be selling at Current Market Prices well below the Base Values.

The demand for and value of new and used jet transport aircraft is driven by the world economy. In periods of strong prosperity, traffic grows at high single digit rates, thus creating a demand for additional lift capacity. In past periods of decline, growth fell toward zero, and actually was negative in 1991 on a worldwide basis. Subsequently, surpluses of aircraft were created. Over the years, we have seen that traffic growth is almost directly proportional to the growth in regional and world domestic product, and that the long term trends are toward slower growth, lower peaks, and deeper declines, indicating a maturity of the world's economy and of airline traffic. In periods of decline such as we experienced in the early 1990s, large surpluses of new and old aircraft build up on the market, with disastrous effects on short-term prices. However, later on, values returned to normal levels, being driven by the inherent economies and suitability of the individual aircraft types.

The September 11 terrorist attack on the United States has created a crisis for the world's aviation industry. A significant aspect of this crisis is the change in the demand for and prices of new and used aircraft. As a major appraiser of transport aircraft for over five decades, MBA's principals have the following perceptions of the current crisis and its effect on the industry.

                                                               American Airlines
                                                                     Job #01269b
                                                                    Page 6 of 17

To a remarkable degree the world aviation situation is similar to that ten years ago.

    1. The world economy is in the early stages of a recession. In 1990 airline economies were in the beginning of a major downturn, having declined significantly from the high of 1988. Current airline economies peaked again in 1998, and in the last 12 months have experienced the severest declines in history, even before September 11.

    2. In the late 1980s airlines had experienced several terrorist attacks, including PanAm at Lockerbie and two hijackings of TWA. Fear of flying affected travel, particularly tourists.

    3. New aircraft orders had reached unprecedented highs, with some 3,000 aircraft in backlog.

    4. Stage III noise restrictions had been enacted by Congress, and the phase-out of non-compliant aircraft began in 1990.

    5.   The Gulf War broke out, accompanied by a spike in fuel costs.

Virtually all of the foregoing conditions exist today, waiting to be exacerbated by the World Trade Center disaster.

    1.   World economies are stagnant at best.

    2.   World passenger and cargo traffic is flat, and is declining further.

    3. The backlog of unfilled aircraft orders is again at an all-time high, particularly with regional jets.

    4. The international situation is in turmoil in the Middle East. Adding to this are the unknown perpetrators of the WTC attack.

    5. Fuel again is a major concern, with prices volatile and OPEC limiting production. The possibility of instability is great.

    6. Stage IV noise restrictions will be promulgated this year, and may affect the future useful lives of half the world fleet.

    7. With some 800 large jets being delivered this year and a similar number scheduled next year, a glut in available capacity exists, and is getting worse.

    8. Around 1,400 jet and turboprop aircraft are on the market and this number is increasing rapidly.

Conversely, the majority of aircraft on lease and in operations with major carriers are likely to continue in service, and barring the bankruptcy of the lessees are likely to continue being leased at the stipulated rates. In event of bankruptcies, or voluntary renegotiation by the lessors, the lease rates may/will be reduced. This may be preferable to leaving them off lease. In the 1990 recession many aircraft, which came off lease due to bankruptcy, were parted out (B727-100 and DC9-10 aircraft) or re-leased at 40% of previous rates. Improvements were paid for by lessors and amortized in the new lease -the re-lease period was generally in excess of one year.

                                                               American Airlines
                                                                     Job #01269b
                                                                    Page 7 of 17

MBA expects significant cancellations and delays of new orders, some of which are already occurring. In time, the economy will turn around and later model used aircraft will be in demand. In the short run, we expect most B727, DC9 and B737-200 aircraft will be retired and scrapped; MD-80 and B737-300/400/500's prices will decline and then rebound; and later model A320s and B737-NGs will suffer temporary price reductions of 20-25%. Old widebodies will also disappear; mid-life B757, 767, and A300/310s will suffer price reductions, and a new built aircraft will sustain only modest price declines.

The backlog currently stands at 1,467 Boeing aircraft and 1,714 Airbus aircraft, plus 1,327 regional jets, for a total of 4,508 jets. We expect this backlog to be reduced through cancellations of out-year orders and postponements of mid-year deliveries. Newly ordered aircraft with imminent deliveries and substantial deposits tend to be delivered on schedule, but add to the current glut and accelerate the retirement of older surplus aircraft. In the early 1990s deliveries declined from 830 in 1991 to 482 by 1995.

The new order rate will diminish even more sharply. In the previous period new orders fell from 1,213 in 1989 to only 324 in 1994 before picking up to a high of 1,961 last year. This decline far exceeds the current expectations of Boeing, Airbus, and the four regional jet manufacturers.

MBA feels that, while it is early to project current base values or evaluate the economic lives of individual aircraft types, investors should be aware of the instability in the aircraft asset market. The indirect effects of the recent events and possible future events might be substantial, including the possibility of sustained deterioration in consumer, corporate and financial confidence and thus affecting the Base Values of the aircraft types.

However, MBA feels that it is too early to quantify the long-term impact of the recent events, because of the uncertainty of the military situation. In the long term, MBA is confident demand will return to normal, prices will firm, and aircraft orders will increase sharply to recover from the unduly severe reaction to the current crisis.

                                                               American Airlines
                                                                     Job #01269b
                                                                    PAGE 8 of 17

IV. CURRENT MARKET CONDITIONS - GENERIC AIRCRAFT TYPE

            --------------------------
[PICTURE]   BOEING 737 NEXT GENERATION
            737-800
            --------------------------

The 737 family, which comprises the first generation 737-100/-200, the second-generation (Classic) 737-300/-400/-500, and the latest
-600/-700/-800/-900 (Next Generation) models, has won 4,986 orders and delivered 4,071 aircraft to date.

Boeing began replacing the `Classic' 737s with upgraded Next Generation versions beginning with Southwest Airlines' November 1993 order for 63 737-700s. The 737-700 is equivalent in size to the 737-300, at 126 to 149 seats. First delivery of the 737-700 went to Southwest in December 1997. This was followed by the September 1994 launch of the -800, with initial commitments from customers for more than 40 airplanes. The 737-800 is a stretched version of the 737-400 and can seat 162 to 189 passengers. The first -800 delivery was to German carrier Hapag-Lloyd in the Spring of 1998. The 737-600 was launched on March 15, 1995 with Scandinavian Airlines' order for 35 airplanes. The -600 is the smallest member of the family, and can carry 110 to 132 passengers. First delivery of the 737-600 went to SAS in the third quarter of 1998. The newest member of the family, the -900, is the longest Next-Generation 737, capable of carrying either 189 passengers in a one or two-class layout - Boeing has recently announced a redesign of the exits, on the 737-900, to accommodate a higher certificated capacity. The 737-900 was launched with an order from Alaska Airlines in November 1997. Boeing is also offering an executive version of the 737, known as the Boeing Business Jet (BBJ) which is a composite of the -700 and -800 variants.

For the Next Generation 737's, upgraded avionics, a new wing design, and other improvements combine to increase range, efficiency, and performance in general over

                                                               American Airlines
                                                                     Job #01269b
                                                                    Page 9 of 17
the "Classic" models. The CFM56-7 is the exclusive engine for the 3rd generation aircraft.

Prospects for the 3rd generation B-737 jets were thought to be considerably enhanced by the discontinuation of the MD-80/-90 series. The MD-95 has been adopted by Boeing as its 100-seat competitor under the aegis of B-717, competing with its own B-737-600. Airbus is becoming more aggressive with its A318/319/320/321 high-tech series and winning an increasing share of orders. During 1998 Airbus had 437 narrowbody orders, Boeing had 516, including 28 MD-80/-90s. In 1999, Airbus overwhelmed Boeing with 408 narrowbody orders to Boeing's 288. Boeing reversed this trend in 2000 with 412 orders for narrowbodies compared to 388 for Airbus. Boeing has received 116 orders, for the 737 NG family, so far in 2001, to Airbus' 166, for the entire A320 family.

The new generation aircraft are actually starting to compete with their older and larger sibling the Boeing 757. Aloha Airlines is finding that the flexibility and range offered by the 737-700 fits very well its trans-Pacific routes, while Delta, Continental and Southwest are finding it capable of operating trans-continental routes profitably. Delta has, in some cases, replaced their 757's with 737-800 aircraft on their routes to Central America. While these aircraft are allowing for greater economics, the success will only be told by passenger preferences and tolerances for smaller cabins over longer journeys.

In light of what happened on September 11, and the ensuing downward movement of the aviation industry, values for strong aircraft, like the 737-800, have continued to soften. While we feel the values for this aircraft will rebound quite easily, for the near future the market will remain soft and the liquidity of these aircraft will be marginally affected.

                                                               American Airlines
                                                                     Job #01269b
                                                                   Page 10 of 17

             --------------
[PICTURE]    BOEING 757-200
             --------------

The single-aisle 757 is in a class by itself when it comes to economics and airport performance. The 757 has the lowest operating cost per seat-mile of any single-aisle jetliner, and a lower cost per trip than any twin-aisle airplane. The exceptional performance of the 757 allows it to operate out of almost any airport in the world including those in high or hot locations, with short-field runways, or that are noise-restricted. The 757 is environmentally friendly; it is quiet and fuel-efficient, and meets strict worldwide standards for engine emissions.

The 757 has excellent records for in-service reliability and passenger approval. Some on-board surveys show that passengers prefer the 757 to all other single-aisle airplanes and many twin-aisle airplanes. The 757 flight deck is common with the 767, simplifying pilot training requirements. The versatile 757 can fly transatlantic and other long-haul routes as well as short-haul routes equally as efficient.

One of the lowest cost-per-ASM aircraft, the B-757-200 is having a production run that rivals that of any other single aircraft type. With new generation engines of two types, higher gross weights, and ETOPS capabilities, the B-757-200 has extended its market to every continent and type of airline: scheduled, charter, and cargo.

As of October 2001, 959 757-200s have been delivered to 83 operators. The current backlog stands at 28 aircraft. Boeing has only delivered 26 of these aircraft in 2001.

                                                               American Airlines
                                                                     Job #01269b
                                                                   Page 11 of 17

While the 757-200 remains an exceptional aircraft to operate it is beginning to feel the heat from Airbus and even other Boeing aircraft. The niche that the 757 used to fill very well is becoming smaller. Orders for the 757 are starting to decline and the market availability for the aircraft has increased immensely over the past couple of years. Currently, 34 aircraft are being marketed for sale or lease -- which leads us to believe that there are more to come. The freighter market looks promising for this aircraft since values are starting to come down it might provide for easy acquisition for bottom tier cargo operators wishing to dispose of their aging 727 fleets.

The market for the 757-200 was already feeling the pinch before the events of September 11, and probably will remain soft for the foreseeable future.

ECONOMICS

The MBA Model shows the 757 to be one of the most efficient aircraft of any type, size, or age. Its combination of capacity, low fuel consumption, and reasonable price all contribute to its outstanding economics. We expect that the 757 will prove to be one of the strongest players in the residual value market for the next two decades.

                                                               American Airlines
                                                                     Job #01269b
                                                                   Page 12 of 17

            ----------------
[PICTURE]   BOEING 777-200ER
            ----------------

The B-777 is currently the world's largest wide body twin. It is Boeing's answer to the A330 and, to a lesser extent the Douglas MD-11, both of which filled a gap between Boeing's B-767 and B-747 lines. The A330 and MD-11 had the distinct marketing advantage of being in service from two and seven years respectively before the B-777, and already had large order books and client lists. Boeing is playing catch-up in this market segment, but is doing it with a typical Boeing combination of power and finesse. Only seven years since its introduction, 324 --200s have been delivered with 158 on order, with a current operator base of
27. Boeing has taken 18 orders for the 777-200 this year, and has delivered 43 to date.

The initial B-777 design was the -200A followed by the --200B (formerly called the IGW - Increased Gross Weight or ER) and featured all three major high by-pass engines: the P&W 4074, 4077 and 4090, the Rolls Royce Trent 871, and the General Electric 90-B3. Gross weight has been increased from 545,000 pounds for the -200, 640,000 pounds for the -200ER and 660,000 for the -300. A maximum seating capacity of 440 passengers is available in the -200/-200B model and 550 in the newly announced -300 version. Base Values for mid 2001 deliveries of the -200 versions are $109.70 and $125.69 million, respectively, with the -300 at $136.82 million.

Production of the low gross version is expected to decline after the -300 is debuted, but it will coexist, even as the increased capacity B-767-400ER moves into the lower end of the B-777 capacity market.

To an increasing degree, Boeing is competing against itself as it offers an even more variegated selection of aircraft derivatives.

                                                               American Airlines
                                                                     Job #01269b
                                                                   Page 13 of 17

In light of the recent terrorist activities on September 11 and the downward economic trends, the 777-200ER, while will see some softened values in the near future, will remain a staple in the long haul fleets around the world as operators downsize from the larger 747s. This aircraft will have a big future and should recover easily from this temporary slump.

ECONOMICS

The B-777 has operating characteristics and seat mile are somewhat higher than the A330, due to higher gross weight, fuel burn, DOCs and capital cost; and considerably better than tie MD-11, according to the MBA economic model. It particularly appeals to the large segment of the market which traditionally buys Boeing.

The 777 has the initial advantage of low maintenance costs, an all-new technological design, a two-man crew, low specific fuel consumption, and high capacity. Its operating margin and net margin after financial costs is among the best of all aircraft types, even though the projected lease costs are 28 percent of total operating expense. The 777 is well-suited to meet airline expansion needs in markets where added frequencies are no longer possible due to slot and gate facility restrictions.

STAGE 3-

The subject aircraft comply with the currently effective Stage III / Chapter III aircraft noise limitations. However, the FAA and the ICAO are currently planning the adoption of more stringent Stage IV noise regulations. The severity of the proposed new regulations, nor the schedule of their implementation has not been determined, but when enacted and effective may limit the continued utilization of the subject aircraft in most areas of the world.

                                                               American Airlines
                                                                     Job #01269b
                                                                   Page 14 of 17

V. VALUATION

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or the historical maintenance documentation, but relied on partial information supplied by the Client and not independently verified by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, for each aircraft

          1.   The aircraft is new (or relatively new).

          2. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

          3.   The aircraft is in a standard airline configuration.

          4. No accounting is made for lease obligations or terms of ownership.



                                                               American Airlines
                                                                     Job #01269b
                                                                   Page 15 of 17

AMERICAN AIRLINES                                           MORTEN BEYER & AGNEW
--------------------------------------------------------------------------------
                                                              Values ($000,000)

                                TAIL                DELIVERY          ENGINE
  #           TYPE             NUMBER   SERIAL#       DATE             TYPE           MTOW      CURRENT BASE VALUE
 --           ----             ------   -------     --------          ------          ----      ------------------
  1         B737-823           N965AN   29544        Jun-01         CFM56-7B26       174,200           44.94
  2         B737-823           N966AN   30094        Jun-01         CFM56-7B26       174,200           44.94
  1         B757-223ER         N185AN   32379        May-01         RB211-535E4B     250,000           55.38
  2         B757-223ER         N186AN   32380        May-01         RB211-535E4B     250,000           55.38
  3         B757-223ER         N187AN   32381        May-01         RB211-535E4B     250,000           55.38
  4         B757-223ER         N188AN   32382        Jun-01         RB211-535E4B     250,000           55.49
  5         B757-223ER         N189AN   32383        Jul-01         RB211-535E4B     250,000           55.61
  6         B757-223ER         N190AA   32384        Jul-01         RB211-535E4B     250,000           55.61
  7         B757-223ER         N191AN   32385        Aug-01         RB211-535E4B     250,000           55.72
  8         B757-223ER         N192AN   32386        Aug-01         RB211-535E4B     250,000           55.72
  9         B757-223ER         N193AN   32387        Oct-01         RB211-535E4B     250,000           55.94
 10         B757-223ER         N194AA   32388        Oct-01         RB211-535E4B     250,000           55.94
 11         B757-223           N195AN   32389        Oct-01         RB211-535E4B     250,000           55.94
 12         B757-223           N196AA   32390        Oct-01         RB211-535E4B     250,000           55.94
 13         B757-223           N197AN   32391        Nov-01         RB211-535E4B     250,000           56.05
 14         B757-223           N198AA   32392        Nov-01         RB211-535E4B     250,000           56.05
 15         B757-223           N199AN   32393        Dec-01         RB211-535E4B     250,000           56.16
 16         B757-223           N175AN   32394        Dec-01         RB211-535E4B     250,000           56.16

  1         B777-223IGW        N797AN   30012        Jan-01           Trent 892      648,000          129.97
  2         B777-223IGW        N798AN   30797        Feb-01           Trent 892      648,000          130.24
  3         B777-223IGW        N799AN   30258        Mar-01           Trent 892      648,000          130.50
  4         B777-223IGW        N750AN   30259        Mar-01           Trent 892      648,000          130.50
  5         B777-223IGW        N751AN   30798        Apr-01           Trent 892      648,000          130.76
  6         B777-223IGW        N752AN   30260        May-01           Trent 892      648,000          131.02
  7         B777-223IGW        N753AN   30261        May-01           Trent 892      648,000          131.02
  8         B777-223IGW        N754AN   30262        Jun-01           Trent 892      648,000          131.28
  9         B777-223IGW        N755AN   30263        Jul-01           Trent 892      648,000          131.54
 10         B777-223IGW        N756AM   30264        Aug-01           Trent 892      648,000          131.81
 11         B777-223IGW        N757AN   32636        Oct-01           Trent 892      648,000          132.33
 12         B777-223IGW        N758AN   32637        Nov-01           Trent 892      648,000          132.59
 13         B777-223IGW        N759AN   32638        Dec-01           Trent 892      648,000          132.85
                                                                                                    --------
                                                                                        TOTAL       2,688.76
                                                                                                    ========



                                                               American Airlines
                                                                     Job #01269b
                                                                   Page 16 of 17

VI. COVENANTS

This report has been prepared for the exclusive use of American Airlines and shall not be provided to other parties by MBA without the express consent of American Airlines. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

This report has been prepared by:


                                             /s/ BRYSON P. MONTELEONE

                                             BRYSON P. MONTELEONE
                                             VICE PRESIDENT

                                             Reviewed by:


                                             /s/ MORTEN S. BEYER

NOVEMBER 29, 2001                            MORTEN S. BEYER, APPRAISER FELLOW
                                             CHAIRMAN & CEO
                                             ISTAT CERTIFIED SENIOR APPRAISER

                                                               American Airlines
                                                                     Job #01269b

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES A-1 EQUIPMENT NOTES

DATE                                     N965AN     N966AN      N185AN       N186AN       N187AN       N188AN      N189AN
----                                    --------   --------   ----------   ----------   ----------   ----------   --------
April 1, 2002.........................  $ 16,562   $ 16,568   $   19,822   $   19,825   $   19,832   $   19,930   $  8,373
October 1, 2002.......................   845,374    845,716    1,011,779    1,011,951    1,012,293    1,017,306    937,812
April 1, 2003.........................    16,562     16,568       19,822       19,825       19,832       19,930     18,373
October 1, 2003.......................   781,485    781,801      935,315      935,473      935,789      940,423    866,938
April 1, 2004.........................    16,562     16,568       19,822       19,825       19,832       19,930     18,373
October 1, 2004.......................   718,247    718,537      859,628      859,774      860,065      864,324    796,784
April 1, 2005.........................    16,562     16,568       19,822       19,825       19,832       19,930     18,373
October 1, 2005.......................   590,415    590,654      706,634      706,753      706,992      710,493    654,975
April 1, 2006.........................    16,562     16,568       19,822       19,825       19,832       19,930     18,373
October 1, 2006.......................   574,541    574,774      687,636      687,752      687,984      691,391    637,365
April 1, 2007.........................    16,562     16,568       19,822       19,825       19,832       19,930     18,373
October 1, 2007.......................   527,341    527,555      631,144      631,251      631,465      634,592    585,004
April 1, 2008.........................    16,562     16,568       19,822       19,825       19,832       19,930     18,373
October 1, 2008.......................   493,118    493,318      590,185      590,285      590,484      593,409    547,039
April 1, 2009.........................    57,369     57,392       68,661       68,673       68,696       69,036     63,642
October 1, 2009.......................   487,179    487,376      583,076      583,175      583,372      586,261    540,450
April 1, 2010.........................   231,016    231,110      276,490      276,537      276,630      278,000    256,277
October 1, 2010.......................   380,815    380,970      455,776      455,853      456,007      458,266    422,456
April 1, 2011.........................   208,849    208,934      249,960      250,002      250,087      251,325    231,686

DATE                                     N190AA     N191AN     N192AN     N193AN
----                                    --------   --------   --------   --------
April 1, 2002.........................  $ 18,373   $ 18,462   $ 18,476   $ 18,525
October 1, 2002.......................   937,812    942,392    943,077    945,571
April 1, 2003.........................    18,373     18,462     18,476     18,525
October 1, 2003.......................   866,938    871,172    871,804    874,110
April 1, 2004.........................    18,373     18,462     18,476     18,525
October 1, 2004.......................   796,784    800,676    801,257    803,377
April 1, 2005.........................    18,373     18,462     18,476     18,525
October 1, 2005.......................   654,975    658,173    658,651    660,394
April 1, 2006.........................    18,373     18,462     18,476     18,525
October 1, 2006.......................   637,365    640,478    640,943    642,639
April 1, 2007.........................    18,373     18,462     18,476     18,525
October 1, 2007.......................   585,004    587,861    588,288    589,844
April 1, 2008.........................    18,373     18,462     18,476     18,525
October 1, 2008.......................   547,039    549,711    550,110    551,565
April 1, 2009.........................    63,642     63,952     63,999     64,168
October 1, 2009.......................   540,450    543,089    543,484    544,921
April 1, 2010.........................   256,277    257,529    257,716    258,397
October 1, 2010.......................   422,456    424,519    424,828    425,951
April 1, 2011.........................   231,686    232,818    232,987    233,603

DATE                                       N194AA     N195AN     N196AA     N197AN     N198AA     N199AN     N175AN      N797AN
----                                      --------   --------   --------   --------   --------   --------   --------   ----------
April 1, 2002...........................  $ 18,525   $ 16,323   $ 16,323   $ 16,514   $ 16,536   $ 16,438   $ 16,438   $   41,996
October 1, 2002.........................   945,571    833,199    833,199    842,951    844,075    839,076    839,076    2,143,643
April 1, 2003...........................    18,525     16,323     16,323     16,514     16,536     16,438     16,438       41,996
October 1, 2003.........................   874,110    770,230    770,230    779,245    780,285    775,663    775,663    1,981,638
April 1, 2004...........................    18,525     16,323     16,323     16,514     16,536     16,438     16,438       41,996
October 1, 2004.........................   803,377    707,903    707,903    716,188    717,143    712,896    712,896    1,821,283
April 1, 2005...........................    18,525     16,323     16,323     16,514     16,536     16,438     16,438       41,996
October 1, 2005.........................   660,394    581,912    581,912    588,723    589,508    586,016    586,016    1,497,135
April 1, 2006...........................    18,525     16,323     16,323     16,514     16,536     16,438     16,438       41,996
October 1, 2006.........................   642,639    566,267    566,267    572,895    573,659    570,261    570,261    1,456,884
April 1, 2007...........................    18,525     16,323     16,323     16,514     16,536     16,438     16,438       41,996
October 1, 2007.........................   589,844    519,746    519,746    525,830    526,531    523,413    523,413    1,337,197
April 1, 2008...........................    18,525     16,323     16,323     16,514     16,536     16,438     16,438       41,996
October 1, 2008.........................   551,565    486,016    486,016    491,705    492,361    489,445    489,445    1,250,417
April 1, 2009...........................    64,168     56,542     56,542     57,204     57,280     56,941     56,941      145,471
October 1, 2009.........................   544,921    480,162    480,162    485,783    486,430    483,549    483,549    1,235,356
April 1, 2010...........................   258,397    227,689    227,689    230,354    230,661    229,295    229,295      585,796
October 1, 2010.........................   425,951    375,331    375,331    379,724    380,231    377,978    377,978      965,647
April 1, 2011...........................   233,603    205,841    205,841    208,251    208,529    207,293    207,293      529,586

DATE                                        N798AN       N799AN
----                                      ----------   ----------
April 1, 2002...........................  $   46,006   $   46,084
October 1, 2002.........................   2,348,349    2,352,303
April 1, 2003...........................      46,006       46,084
October 1, 2003.........................   2,170,873    2,174,529
April 1, 2004...........................      46,006       46,084
October 1, 2004.........................   1,995,205    1,998,565
April 1, 2005...........................      46,006       46,084
October 1, 2005.........................   1,640,103    1,642,865
April 1, 2006...........................      46,006       46,084
October 1, 2006.........................   1,596,008    1,598,696
April 1, 2007...........................      46,006       46,084
October 1, 2007.........................   1,464,892    1,467,358
April 1, 2008...........................      46,006       46,084
October 1, 2008.........................   1,369,824    1,372,131
April 1, 2009...........................     159,363      159,631
October 1, 2009.........................   1,353,325    1,355,604
April 1, 2010...........................     641,736      642,816
October 1, 2010.........................   1,057,861    1,059,642
April 1, 2011...........................     580,159      581,136

                                      III-1

DATE                                       N750AN       N751AN       N752AN       N753AN       N754AN       N755AN       N756AM
----                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002..........................  $   46,104   $   45,238   $   45,040   $   45,134   $   45,144   $   41,301   $   41,238
October 1, 2002........................   2,353,330    2,309,148    2,299,020    2,303,810    2,304,358    2,108,158    2,104,975
April 1, 2003..........................      46,104       45,238       45,040       45,134       45,144       41,301       41,238
October 1, 2003........................   2,175,478    2,134,636    2,125,272    2,129,701    2,130,207    1,948,835    1,945,893
April 1, 2004..........................      46,104       45,238       45,040       45,134       45,144       41,301       41,238
October 1, 2004........................   1,999,437    1,961,900    1,953,294    1,957,364    1,957,829    1,791,134    1,788,430
April 1, 2005..........................      46,104       45,238       45,040       45,134       45,144       41,301       41,238
October 1, 2005........................   1,643,582    1,612,725    1,605,651    1,608,997    1,609,380    1,472,352    1,470,130
April 1, 2006..........................      46,104       45,238       45,040       45,134       45,144       41,301       41,238
October 1, 2006........................   1,599,393    1,569,366    1,562,483    1,565,738    1,566,110    1,432,767    1,430,604
April 1, 2007..........................      46,104       45,238       45,040       45,134       45,144       41,301       41,238
October 1, 2007........................   1,467,999    1,440,439    1,434,120    1,437,109    1,437,450    1,315,061    1,313,076
April 1, 2008..........................      46,104       45,238       45,040       45,134       45,144       41,301       41,238
October 1, 2008........................   1,372,730    1,346,958    1,341,050    1,343,844    1,344,164    1,229,718    1,227,861
April 1, 2009..........................     159,701      156,703      156,016      156,341      156,378      143,063      142,847
October 1, 2009........................   1,356,196    1,330,734    1,324,897    1,327,658    1,327,974    1,214,906    1,213,072
April 1, 2010..........................     643,097      631,023      628,256      629,565      629,714      576,099      575,229
October 1, 2010........................   1,060,104    1,040,202    1,035,639    1,037,797    1,038,044      949,662      948,228
April 1, 2011..........................     581,389      570,474      567,972      569,156      569,291      520,820      520,034

DATE                                       N757AN       N758AN       N759AN
----                                     ----------   ----------   ----------
April 1, 2002..........................  $   41,096   $   41,026   $   40,939
October 1, 2002........................   2,097,723    2,094,166    2,089,721
April 1, 2003..........................      41,096       41,026       40,939
October 1, 2003........................   1,939,188    1,935,900    1,931,791
April 1, 2004..........................      41,096       41,026       40,939
October 1, 2004........................   1,782,268    1,779,246    1,775,469
April 1, 2005..........................      41,096       41,026       40,939
October 1, 2005........................   1,465,064    1,462,580    1,459,476
April 1, 2006..........................      41,096       41,026       40,939
October 1, 2006........................   1,425,675    1,423,258    1,420,237
April 1, 2007..........................      41,096       41,026       40,939
October 1, 2007........................   1,308,552    1,306,333    1,303,560
April 1, 2008..........................      41,096       41,026       40,939
October 1, 2008........................   1,223,631    1,221,556    1,218,963
April 1, 2009..........................     142,355      142,114      141,812
October 1, 2009........................   1,208,892    1,206,843    1,204,281
April 1, 2010..........................     573,247      572,275      571,060
October 1, 2010........................     944,961      943,359      941,356
April 1, 2011..........................     518,242      517,363      517,109

                                      III-2

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES A-2 EQUIPMENT NOTES

DATE                     N965AN        N966AN        N185AN        N186AN        N187AN        N188AN        N189AN
----                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2002........  $         0   $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2002......            0             0             0             0             0             0             0
April 1, 2003........            0             0             0             0             0             0             0
October 1, 2003......            0             0             0             0             0             0             0
April 1, 2004........            0             0             0             0             0             0             0
October 1, 2004......            0             0             0             0             0             0             0
April 1, 2005........            0             0             0             0             0             0             0
October 1, 2005......            0             0             0             0             0             0             0
April 1, 2006........            0             0             0             0             0             0             0
October 1, 2006......            0             0             0             0             0             0             0
April 1, 2007........            0             0             0             0             0             0             0
October 1, 2007......            0             0             0             0             0             0             0
April 1, 2008........            0             0             0             0             0             0             0
October 1, 2008......            0             0             0             0             0             0             0
April 1, 2009........            0             0             0             0             0             0             0
October 1, 2009......            0             0             0             0             0             0             0
April 1, 2010........            0             0             0             0             0             0             0
October 1, 2010......            0             0             0             0             0             0             0
April 1, 2011........            0             0             0             0             0             0             0
October 1, 2011......   13,767,600    13,767,600    16,798,320    16,798,320    16,798,320    16,850,680    17,627,456

DATE                     N190AA        N191AN        N192AN        N193AN
----                   -----------   -----------   -----------   -----------
April 1, 2002........  $         0   $         0   $         0   $         0
October 1, 2002......            0             0             0             0
April 1, 2003........            0             0             0             0
October 1, 2003......            0             0             0             0
April 1, 2004........            0             0             0             0
October 1, 2004......            0             0             0             0
April 1, 2005........            0             0             0             0
October 1, 2005......            0             0             0             0
April 1, 2006........            0             0             0             0
October 1, 2006......            0             0             0             0
April 1, 2007........            0             0             0             0
October 1, 2007......            0             0             0             0
April 1, 2008........            0             0             0             0
October 1, 2008......            0             0             0             0
April 1, 2009........            0             0             0             0
October 1, 2009......            0             0             0             0
April 1, 2010........            0             0             0             0
October 1, 2010......            0             0             0             0
April 1, 2011........            0             0             0             0
October 1, 2011......   17,627,456    17,682,060    17,682,060    17,739,876

DATE                             N194AA        N195AN        N196AA        N197AN        N198AA        N199AN        N175AN
----                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2002................  $         0   $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2002..............            0             0             0             0             0             0             0
April 1, 2003................            0             0             0             0             0             0             0
October 1, 2003..............            0             0             0             0             0             0             0
April 1, 2004................            0             0             0             0             0             0             0
October 1, 2004..............            0             0             0             0             0             0             0
April 1, 2005................            0             0             0             0             0             0             0
October 1, 2005..............            0             0             0             0             0             0             0
April 1, 2006................            0             0             0             0             0             0             0
October 1, 2006..............            0             0             0             0             0             0             0
April 1, 2007................            0             0             0             0             0             0             0
October 1, 2007..............            0             0             0             0             0             0             0
April 1, 2008................            0             0             0             0             0             0             0
October 1, 2008..............            0             0             0             0             0             0             0
April 1, 2009................            0             0             0             0             0             0             0
October 1, 2009..............            0             0             0             0             0             0             0
April 1, 2010................            0             0             0             0             0             0             0
October 1, 2010..............            0             0             0             0             0             0             0
April 1, 2011................            0             0             0             0             0             0             0
October 1, 2011..............   17,739,876    17,550,368    17,550,368    17,550,368    17,540,732    17,662,788    17,662,788

DATE                             N797AN        N798AN        N799AN
----                           -----------   -----------   -----------
April 1, 2002................  $         0   $         0   $         0
October 1, 2002..............            0             0             0
April 1, 2003................            0             0             0
October 1, 2003..............            0             0             0
April 1, 2004................            0             0             0
October 1, 2004..............            0             0             0
April 1, 2005................            0             0             0
October 1, 2005..............            0             0             0
April 1, 2006................            0             0             0
October 1, 2006..............            0             0             0
April 1, 2007................            0             0             0
October 1, 2007..............            0             0             0
April 1, 2008................            0             0             0
October 1, 2008..............            0             0             0
April 1, 2009................            0             0             0
October 1, 2009..............            0             0             0
April 1, 2010................            0             0             0
October 1, 2010..............            0             0             0
April 1, 2011................            0             0             0
October 1, 2011..............   40,154,309    38,554,977    38,676,544

                                      III-3

DATE                                   N750AN        N751AN        N752AN        N753AN        N754AN        N755AN
----                                 -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2002....................            0             0             0             0             0             0
April 1, 2003......................            0             0             0             0             0             0
October 1, 2003....................            0             0             0             0             0             0
April 1, 2004......................            0             0             0             0             0             0
October 1, 2004....................            0             0             0             0             0             0
April 1, 2005......................            0             0             0             0             0             0
October 1, 2005....................            0             0             0             0             0             0
April 1, 2006......................            0             0             0             0             0             0
October 1, 2006....................            0             0             0             0             0             0
April 1, 2007......................            0             0             0             0             0             0
October 1, 2007....................            0             0             0             0             0             0
April 1, 2008......................            0             0             0             0             0             0
October 1, 2008....................            0             0             0             0             0             0
April 1, 2009......................            0             0             0             0             0             0
October 1, 2009....................            0             0             0             0             0             0
April 1, 2010......................            0             0             0             0             0             0
October 1, 2010....................            0             0             0             0             0             0
April 1, 2011......................            0             0             0             0             0             0
October 1, 2011....................   38,676,544    39,196,080    39,448,640    39,448,640    39,565,680    41,389,832

DATE                                   N756AM        N757AN        N758AN        N759AN
----                                 -----------   -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0   $         0
October 1, 2002....................            0             0             0             0
April 1, 2003......................            0             0             0             0
October 1, 2003....................            0             0             0             0
April 1, 2004......................            0             0             0             0
October 1, 2004....................            0             0             0             0
April 1, 2005......................            0             0             0             0
October 1, 2005....................            0             0             0             0
April 1, 2006......................            0             0             0             0
October 1, 2006....................            0             0             0             0
April 1, 2007......................            0             0             0             0
October 1, 2007....................            0             0             0             0
April 1, 2008......................            0             0             0             0
October 1, 2008....................            0             0             0             0
April 1, 2009......................            0             0             0             0
October 1, 2009....................            0             0             0             0
April 1, 2010......................            0             0             0             0
October 1, 2010....................            0             0             0             0
April 1, 2011......................            0             0             0             0
October 1, 2011....................   41,518,312    41,778,484    41,910,176    42,045,746

                                      III-4

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES B EQUIPMENT NOTES

DATE                                   N965AN       N966AN       N185AN       N186AN       N187AN       N188AN       N189AN
----                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0            0            0            0
April 1, 2003......................           0            0            0            0            0            0            0
October 1, 2003....................           0            0            0            0            0            0            0
April 1, 2004......................           0            0            0            0            0            0            0
October 1, 2004....................           0            0            0            0            0            0            0
April 1, 2005......................           0            0            0            0            0            0            0
October 1, 2005....................           0            0            0            0            0            0            0
April 1, 2006......................           0            0            0            0            0            0            0
October 1, 2006....................           0            0            0            0            0            0            0
April 1, 2007......................           0            0            0            0            0            0            0
October 1, 2007....................           0            0            0            0            0            0            0
April 1, 2008......................           0            0            0            0            0            0            0
October 1, 2008....................           0            0            0            0            0            0            0
April 1, 2009......................           0            0            0            0            0            0            0
October 1, 2009....................           0            0            0            0            0            0            0
April 1, 2010......................           0            0            0            0            0            0            0
October 1, 2010....................           0            0            0            0            0            0            0
April 1, 2011......................   3,292,746    3,295,128    3,880,563    3,881,754    3,884,135    3,909,170    4,102,815

DATE                                   N190AA       N191AN       N192AN       N193AN
----                                 ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0
April 1, 2003......................           0            0            0            0
October 1, 2003....................           0            0            0            0
April 1, 2004......................           0            0            0            0
October 1, 2004....................           0            0            0            0
April 1, 2005......................           0            0            0            0
October 1, 2005....................           0            0            0            0
April 1, 2006......................           0            0            0            0
October 1, 2006....................           0            0            0            0
April 1, 2007......................           0            0            0            0
October 1, 2007....................           0            0            0            0
April 1, 2008......................           0            0            0            0
October 1, 2008....................           0            0            0            0
April 1, 2009......................           0            0            0            0
October 1, 2009....................           0            0            0            0
April 1, 2010......................           0            0            0            0
October 1, 2010....................           0            0            0            0
April 1, 2011......................   4,102,815    4,127,681    4,132,648    4,141,886

DATE                                   N194AA       N195AN       N196AA       N197AN       N198AA       N199AN       N175AN
----                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0            0            0            0
April 1, 2003......................           0            0            0            0            0            0            0
October 1, 2003....................           0            0            0            0            0            0            0
April 1, 2004......................           0            0            0            0            0            0            0
October 1, 2004....................           0            0            0            0            0            0            0
April 1, 2005......................           0            0            0            0            0            0            0
October 1, 2005....................           0            0            0            0            0            0            0
April 1, 2006......................           0            0            0            0            0            0            0
October 1, 2006....................           0            0            0            0            0            0            0
April 1, 2007......................           0            0            0            0            0            0            0
October 1, 2007....................           0            0            0            0            0            0            0
April 1, 2008......................           0            0            0            0            0            0            0
October 1, 2008....................           0            0            0            0            0            0            0
April 1, 2009......................           0            0            0            0            0            0            0
October 1, 2009....................           0            0            0            0            0            0            0
April 1, 2010......................           0            0            0            0            0            0            0
October 1, 2010....................           0            0            0            0            0            0            0
April 1, 2011......................   4,141,886    3,355,394    3,355,394    3,426,173    3,435,809    3,380,806    3,380,806

DATE                                   N797AN       N798AN       N799AN
----                                 ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0
October 1, 2002....................           0            0            0
April 1, 2003......................           0            0            0
October 1, 2003....................           0            0            0
April 1, 2004......................           0            0            0
October 1, 2004....................           0            0            0
April 1, 2005......................           0            0            0
October 1, 2005....................           0            0            0
April 1, 2006......................           0            0            0
October 1, 2006....................           0            0            0
April 1, 2007......................           0            0            0
October 1, 2007....................           0            0            0
April 1, 2008......................           0            0            0
October 1, 2008....................           0            0            0
April 1, 2009......................           0            0            0
October 1, 2009....................           0            0            0
April 1, 2010......................           0            0            0
October 1, 2010....................           0            0            0
April 1, 2011......................   8,832,552    8,456,989    8,459,963

                                      III-5

DATE                                   N750AN       N751AN       N752AN       N753AN       N754AN       N755AN       N756AM
----                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0            0            0            0
April 1, 2003......................           0            0            0            0            0            0            0
October 1, 2003....................           0            0            0            0            0            0            0
April 1, 2004......................           0            0            0            0            0            0            0
October 1, 2004....................           0            0            0            0            0            0            0
April 1, 2005......................           0            0            0            0            0            0            0
October 1, 2005....................           0            0            0            0            0            0            0
April 1, 2006......................           0            0            0            0            0            0            0
October 1, 2006....................           0            0            0            0            0            0            0
April 1, 2007......................           0            0            0            0            0            0            0
October 1, 2007....................           0            0            0            0            0            0            0
April 1, 2008......................           0            0            0            0            0            0            0
October 1, 2008....................           0            0            0            0            0            0            0
April 1, 2009......................           0            0            0            0            0            0            0
October 1, 2009....................           0            0            0            0            0            0            0
April 1, 2010......................           0            0            0            0            0            0            0
October 1, 2010....................           0            0            0            0            0            0            0
April 1, 2011......................   8,467,012    8,695,055    8,577,044    8,610,384    8,592,172    8,952,376    8,909,575

DATE                                   N757AN       N758AN       N759AN
----                                 ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0
October 1, 2002....................           0            0            0
April 1, 2003......................           0            0            0
October 1, 2003....................           0            0            0
April 1, 2004......................           0            0            0
October 1, 2004....................           0            0            0
April 1, 2005......................           0            0            0
October 1, 2005....................           0            0            0
April 1, 2006......................           0            0            0
October 1, 2006....................           0            0            0
April 1, 2007......................           0            0            0
October 1, 2007....................           0            0            0
April 1, 2008......................           0            0            0
October 1, 2008....................           0            0            0
April 1, 2009......................           0            0            0
October 1, 2009....................           0            0            0
April 1, 2010......................           0            0            0
October 1, 2010....................           0            0            0
April 1, 2011......................   8,817,037    8,771,024    8,718,208

                                      III-6

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES C EQUIPMENT NOTES

DATE                                   N965AN       N966AN       N185AN       N186AN       N187AN       N188AN       N189AN
----                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0            0            0            0
April 1, 2003......................           0            0            0            0            0            0            0
October 1, 2003....................           0            0            0            0            0            0            0
April 1, 2004......................           0            0            0            0            0            0            0
October 1, 2004....................           0            0            0            0            0            0            0
April 1, 2005......................           0            0            0            0            0            0            0
October 1, 2005....................           0            0            0            0            0            0            0
April 1, 2006......................           0            0            0            0            0            0            0
October 1, 2006....................   4,536,761    4,536,598    5,544,693    5,544,613    5,544,453    5,560,864    6,043,512

DATE                                   N190AA       N191AN       N192AN       N193AN
----                                 ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0
April 1, 2003......................           0            0            0            0
October 1, 2003....................           0            0            0            0
April 1, 2004......................           0            0            0            0
October 1, 2004....................           0            0            0            0
April 1, 2005......................           0            0            0            0
October 1, 2005....................           0            0            0            0
April 1, 2006......................           0            0            0            0
October 1, 2006....................   6,043,512    6,061,543    6,061,257    6,081,321

DATE                                   N194AA       N195AN       N196AA       N197AN       N198AA       N199AN       N175AN
----                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0            0            0            0
April 1, 2003......................           0            0            0            0            0            0            0
October 1, 2003....................           0            0            0            0            0            0            0
April 1, 2004......................           0            0            0            0            0            0            0
October 1, 2004....................           0            0            0            0            0            0            0
April 1, 2005......................           0            0            0            0            0            0            0
October 1, 2005....................           0            0            0            0            0            0            0
April 1, 2006......................           0            0            0            0            0            0            0
October 1, 2006....................   6,081,321    6,058,634    6,058,634    6,054,600    6,050,620    6,097,218    6,097,218

DATE                                   N797AN        N798AN        N799AN
----                                 -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0
October 1, 2002....................            0             0             0
April 1, 2003......................            0             0             0
October 1, 2003....................            0             0             0
April 1, 2004......................            0             0             0
October 1, 2004....................            0             0             0
April 1, 2005......................            0             0             0
October 1, 2005....................            0             0             0
April 1, 2006......................            0             0             0
October 1, 2006....................   14,031,523    12,970,441    13,012,828

DATE                                   N750AN        N751AN        N752AN        N753AN        N754AN        N755AN
----                                 -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2002....................            0             0             0             0             0             0
April 1, 2003......................            0             0             0             0             0             0
October 1, 2003....................            0             0             0             0             0             0
April 1, 2004......................            0             0             0             0             0             0
October 1, 2004....................            0             0             0             0             0             0
April 1, 2005......................            0             0             0             0             0             0
October 1, 2005....................            0             0             0             0             0             0
April 1, 2006......................            0             0             0             0             0             0
October 1, 2006....................   13,012,386    12,961,862    13,057,111    13,054,863    13,096,547    14,229,157

DATE                                   N756AM        N757AN        N758AN        N759AN
----                                 -----------   -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0   $         0
October 1, 2002....................            0             0             0             0
April 1, 2003......................            0             0             0             0
October 1, 2003....................            0             0             0             0
April 1, 2004......................            0             0             0             0
October 1, 2004....................            0             0             0             0
April 1, 2005......................            0             0             0             0
October 1, 2005....................            0             0             0             0
April 1, 2006......................            0             0             0             0
October 1, 2006....................   14,277,350    14,375,268    14,424,784    14,476,508

                                      III-7

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES D EQUIPMENT NOTES

DATE                                   N965AN       N966AN       N185AN       N186AN       N187AN       N188AN       N189AN
----                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0            0            0            0
April 1, 2003......................           0            0            0            0            0            0            0
October 1, 2003....................           0            0            0            0            0            0            0
April 1, 2004......................           0            0            0            0            0            0            0
October 1, 2004....................           0            0            0            0            0            0            0
April 1, 2005......................           0            0            0            0            0            0            0
October 1, 2005....................           0            0            0            0            0            0            0
April 1, 2006......................           0            0            0            0            0            0            0
October 1, 2006....................   4,417,242    4,417,859    5,354,150    5,354,457    5,355,075    5,375,113    5,585,570

DATE                                   N190AA       N191AN       N192AN       N193AN
----                                 ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0
April 1, 2003......................           0            0            0            0
October 1, 2003....................           0            0            0            0
April 1, 2004......................           0            0            0            0
October 1, 2004....................           0            0            0            0
April 1, 2005......................           0            0            0            0
October 1, 2005....................           0            0            0            0
April 1, 2006......................           0            0            0            0
October 1, 2006....................   5,585,570    5,605,997    5,607,274    5,624,509

DATE                                   N194AA       N195AN       N196AA       N197AN       N198AA       N199AN       N175AN
----                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2002......................  $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2002....................           0            0            0            0            0            0            0
April 1, 2003......................           0            0            0            0            0            0            0
October 1, 2003....................           0            0            0            0            0            0            0
April 1, 2004......................           0            0            0            0            0            0            0
October 1, 2004....................           0            0            0            0            0            0            0
April 1, 2005......................           0            0            0            0            0            0            0
October 1, 2005....................           0            0            0            0            0            0            0
April 1, 2006......................           0            0            0            0            0            0            0
October 1, 2006....................   5,624,509    5,373,637    5,373,637    5,391,830    5,391,830    5,409,066    5,409,066

DATE                                   N797AN        N798AN        N799AN
----                                 -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0
October 1, 2002....................            0             0             0
April 1, 2003......................            0             0             0
October 1, 2003....................            0             0             0
April 1, 2004......................            0             0             0
October 1, 2004....................            0             0             0
April 1, 2005......................            0             0             0
October 1, 2005....................            0             0             0
April 1, 2006......................            0             0             0
October 1, 2006....................   12,683,615    12,268,459    12,300,959

DATE                                   N750AN        N751AN        N752AN        N753AN        N754AN        N755AN
----                                 -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2002....................            0             0             0             0             0             0
April 1, 2003......................            0             0             0             0             0             0
October 1, 2003....................            0             0             0             0             0             0
April 1, 2004......................            0             0             0             0             0             0
October 1, 2004....................            0             0             0             0             0             0
April 1, 2005......................            0             0             0             0             0             0
October 1, 2005....................            0             0             0             0             0             0
April 1, 2006......................            0             0             0             0             0             0
October 1, 2006....................   12,302,798    12,399,910    12,434,748    12,443,380    12,468,968    12,940,010

DATE                                   N756AM        N757AN        N758AN        N759AN
----                                 -----------   -----------   -----------   -----------
April 1, 2002......................  $         0   $         0   $         0   $         0
October 1, 2002....................            0             0             0             0
April 1, 2003......................            0             0             0             0
October 1, 2003....................            0             0             0             0
April 1, 2004......................            0             0             0             0
October 1, 2004....................            0             0             0             0
April 1, 2005......................            0             0             0             0
October 1, 2005....................            0             0             0             0
April 1, 2006......................            0             0             0             0
October 1, 2006....................   12,962,033    13,005,121    13,027,144    13,048,464

                                      III-8

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                N965AN                       N966AN                        N185AN                 N186AN
                       -------------------------   ---------------------------   ---------------------------   -------------
                         ASSUMED                      ASSUMED                       ASSUMED                       ASSUMED
                        AIRCRAFT       LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT
                        VALUE (IN     AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN
                        MILLIONS)    VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)
                       -----------   -----------   -------------   -----------   -------------   -----------   -------------
January 1, 2002......    $47.76         67.1%         $47.77          67.1%         $57.89          67.0%         $57.89
April 1, 2002........     46.33         69.1           46.33          69.1           56.15          69.0           56.16
October 1, 2002......     46.33         67.3           46.33          67.3           56.15          67.2           56.16
April 1, 2003........     44.89         69.4           44.90          69.4           54.42          69.3           54.42
October 1, 2003......     44.89         67.6           44.90          67.6           54.42          67.6           54.42
April 1, 2004........     43.46         69.8           43.47          69.8           52.68          69.8           52.68
October 1, 2004......     43.46         68.2           43.47          68.2           52.68          68.2           52.68
April 1, 2005........     42.03         70.5           42.03          70.5           50.94          70.4           50.95
October 1, 2005......     42.03         69.1           42.03          69.1           50.94          69.1           50.95
April 1, 2006........     40.60         71.5           40.60          71.5           49.21          71.5           49.21
October 1, 2006......     40.60         48.0           40.60          48.0           49.21          47.9           49.21
April 1, 2007........     39.16         49.7           39.17          49.7           47.47          49.6           47.47
October 1, 2007......     39.16         48.3           39.17          48.4           47.47          48.3           47.47
April 1, 2008........     37.73         50.1           37.74          50.1           45.73          50.1           45.74
October 1, 2008......     37.73         48.8           37.74          48.8           45.73          48.8           45.74
April 1, 2009........     36.30         50.6           36.30          50.6           44.00          50.6           44.00
October 1, 2009......     36.30         49.3           36.30          49.3           44.00          49.2           44.00
April 1, 2010........     34.86         50.6           34.87          50.6           42.26          50.6           42.26
October 1, 2010......     34.86         49.5           34.87          49.5           42.26          49.5           42.26
April 1, 2011........     33.43         41.2           33.44          41.2           40.52          41.5           40.53
October 1, 2011......      0.00          0.0            0.00           0.0            0.00           0.0            0.00

                         N186AN                N187AN                        N188AN
                       -----------   ---------------------------   ---------------------------
                                        ASSUMED                       ASSUMED
                         LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                        AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                       VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                       -----------   -------------   -----------   -------------   -----------
January 1, 2002......     67.0%         $57.90          67.0%         $58.12          67.0%
April 1, 2002........     69.0           56.16          69.0           56.37          69.0
October 1, 2002......     67.2           56.16          67.2           56.37          67.2
April 1, 2003........     69.3           54.43          69.3           54.63          69.3
October 1, 2003......     67.6           54.43          67.6           54.63          67.6
April 1, 2004........     69.8           52.69          69.8           52.89          69.8
October 1, 2004......     68.2           52.69          68.2           52.89          68.2
April 1, 2005........     70.4           50.95          70.4           51.14          70.4
October 1, 2005......     69.1           50.95          69.1           51.14          69.1
April 1, 2006........     71.5           49.22          71.5           49.40          71.5
October 1, 2006......     47.9           49.22          47.9           49.40          47.9
April 1, 2007........     49.6           47.48          49.6           47.66          49.6
October 1, 2007......     48.3           47.48          48.3           47.66          48.3
April 1, 2008........     50.1           45.74          50.1           45.91          50.1
October 1, 2008......     48.8           45.74          48.8           45.91          48.8
April 1, 2009........     50.6           44.00          50.6           44.17          50.6
October 1, 2009......     49.2           44.00          49.2           44.17          49.2
April 1, 2010........     50.6           42.27          50.6           42.43          50.6
October 1, 2010......     49.5           42.27          49.5           42.43          49.5
April 1, 2011........     41.5           40.53          41.4           40.68          41.4
October 1, 2011......      0.0            0.00           0.0            0.00           0.0

                                              N189AN                        N190AA                        N191AN
                                    ---------------------------   ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------   -------------   -----------
January 1, 2002...................     $58.33          68.6%         $58.33          68.6%         $58.55          68.6%
April 1, 2002.....................      58.33          68.6           58.33          68.6           58.55          68.6
October 1, 2002...................      56.58          69.1           56.58          69.1           56.79          69.1
April 1, 2003.....................      56.58          69.0           56.58          69.0           56.79          69.0
October 1, 2003...................      54.83          69.6           54.83          69.6           55.03          69.6
April 1, 2004.....................      54.83          69.6           54.83          69.6           55.03          69.6
October 1, 2004...................      53.08          70.4           53.08          70.4           53.28          70.4
April 1, 2005.....................      53.08          70.4           53.08          70.4           53.28          70.4
October 1, 2005...................      51.33          71.5           51.33          71.5           51.52          71.5
April 1, 2006.....................      51.33          71.5           51.33          71.5           51.52          71.5
October 1, 2006...................      49.58          49.2           49.58          49.2           49.76          49.2
April 1, 2007.....................      49.58          49.2           49.58          49.2           49.76          49.2
October 1, 2007...................      47.83          49.8           47.83          49.8           48.01          49.8
April 1, 2008.....................      47.83          49.7           47.83          49.7           48.01          49.7
October 1, 2008...................      46.08          50.4           46.08          50.4           46.25          50.4
April 1, 2009.....................      46.08          50.3           46.08          50.3           46.25          50.3
October 1, 2009...................      44.33          51.1           44.33          51.1           44.50          51.1
April 1, 2010.....................      44.33          50.5           44.33          50.5           44.50          50.5
October 1, 2010...................      42.58          51.6           42.58          51.6           42.74          51.6
April 1, 2011.....................      42.58          41.4           42.58          41.4           42.74          41.4
October 1, 2011...................       0.00           0.0            0.00           0.0            0.00           0.0

                                              N192AN                        N193AN
                                    ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------
January 1, 2002...................     $58.56          68.6%         $58.92          68.4%
April 1, 2002.....................      58.56          68.6           58.92          68.4
October 1, 2002...................      56.80          69.1           57.15          68.8
April 1, 2003.....................      56.80          69.0           57.15          68.8
October 1, 2003...................      55.05          69.6           55.38          69.4
April 1, 2004.....................      55.05          69.6           55.38          69.4
October 1, 2004...................      53.29          70.4           53.62          70.2
April 1, 2005.....................      53.29          70.4           53.62          70.2
October 1, 2005...................      51.53          71.5           51.85          71.3
April 1, 2006.....................      51.53          71.5           51.85          71.2
October 1, 2006...................      49.78          49.2           50.08          49.1
April 1, 2007.....................      49.78          49.2           50.08          49.1
October 1, 2007...................      48.02          49.8           48.31          49.6
April 1, 2008.....................      48.02          49.7           48.31          49.6
October 1, 2008...................      46.26          50.4           46.55          50.3
April 1, 2009.....................      46.26          50.3           46.55          50.2
October 1, 2009...................      44.51          51.1           44.78          50.9
April 1, 2010.....................      44.51          50.5           44.78          50.3
October 1, 2010...................      42.75          51.6           43.01          51.4
April 1, 2011.....................      42.75          41.4           43.01          41.2
October 1, 2011...................       0.00           0.0            0.00           0.0

                                              N194AA                        N195AN                        N196AA
                                    ---------------------------   ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------   -------------   -----------
January 1, 2002...................     $58.92          68.4%         $56.12          68.2%         $56.12          68.2%
April 1, 2002.....................      58.92          68.4           56.12          68.2           56.12          68.2
October 1, 2002...................      57.15          68.8           54.44          68.7           54.44          68.7
April 1, 2003.....................      57.15          68.8           54.44          68.7           54.44          68.7
October 1, 2003...................      55.38          69.4           52.75          69.4           52.75          69.4
April 1, 2004.....................      55.38          69.4           52.75          69.4           52.75          69.4
October 1, 2004...................      53.62          70.2           51.07          70.3           51.07          70.3
April 1, 2005.....................      53.62          70.2           51.07          70.3           51.07          70.3
October 1, 2005...................      51.85          71.3           49.39          71.5           49.39          71.5
April 1, 2006.....................      51.85          71.2           49.39          71.5           49.39          71.5
October 1, 2006...................      50.08          49.1           47.70          48.8           47.70          48.8
April 1, 2007.....................      50.08          49.1           47.70          48.8           47.70          48.8
October 1, 2007...................      48.31          49.6           46.02          49.4           46.02          49.4
April 1, 2008.....................      48.31          49.6           46.02          49.4           46.02          49.4
October 1, 2008...................      46.55          50.3           44.33          50.2           44.33          50.2
April 1, 2009.....................      46.55          50.2           44.33          50.1           44.33          50.1
October 1, 2009...................      44.78          50.9           42.65          50.9           42.65          50.9
April 1, 2010.....................      44.78          50.3           42.65          50.4           42.65          50.4
October 1, 2010...................      43.01          51.4           40.97          51.5           40.97          51.5
April 1, 2011.....................      43.01          41.2           40.97          42.8           40.97          42.8
October 1, 2011...................       0.00           0.0            0.00           0.0            0.00           0.0

                                              N197AN                        N198AA
                                    ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------
January 1, 2002...................     $56.31          68.2%         $56.31          68.2%
April 1, 2002.....................      56.31          68.2           56.31          68.2
October 1, 2002...................      54.62          68.8           54.62          68.8
April 1, 2003.....................      54.62          68.7           54.62          68.7
October 1, 2003...................      52.93          69.5           52.93          69.5
April 1, 2004.....................      52.93          69.4           52.93          69.4
October 1, 2004...................      51.24          70.3           51.24          70.3
April 1, 2005.....................      51.24          70.3           51.24          70.3
October 1, 2005...................      49.55          71.5           49.55          71.5
April 1, 2006.....................      49.55          71.5           49.55          71.5
October 1, 2006...................      47.86          48.9           47.86          48.9
April 1, 2007.....................      47.86          48.8           47.86          48.8
October 1, 2007...................      46.17          49.5           46.17          49.5
April 1, 2008.....................      46.17          49.4           46.17          49.4
October 1, 2008...................      44.48          50.2           44.48          50.2
April 1, 2009.....................      44.48          50.1           44.48          50.1
October 1, 2009...................      42.80          50.9           42.80          50.9
April 1, 2010.....................      42.80          50.4           42.80          50.4
October 1, 2010...................      41.11          51.5           41.11          51.5
April 1, 2011.....................      41.11          42.7           41.11          42.7
October 1, 2011...................       0.00           0.0            0.00           0.0

                                              N199AN                        N175AN                        N797AN
                                    ---------------------------   ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------   -------------   -----------
January 1, 2002...................     $56.49          68.2%         $56.49          68.2%         $133.02         68.4%
April 1, 2002.....................      56.49          68.2           56.49          68.2           133.02         68.3
October 1, 2002...................      54.80          68.7           54.80          68.7           128.91         68.9
April 1, 2003.....................      54.80          68.7           54.80          68.7           128.91         68.8
October 1, 2003...................      53.10          69.4           53.10          69.4           124.80         69.5
April 1, 2004.....................      53.10          69.4           53.10          69.4           124.80         69.5
October 1, 2004...................      51.41          70.3           51.41          70.3           120.68         70.3
April 1, 2005.....................      51.41          70.3           51.41          70.3           120.68         70.3
October 1, 2005...................      49.71          71.5           49.71          71.5           116.57         71.5
April 1, 2006.....................      49.71          71.5           49.71          71.5           116.57         71.5
October 1, 2006...................      48.02          48.8           48.02          48.8           112.45         49.0
April 1, 2007.....................      48.02          48.8           48.02          48.8           112.45         49.0
October 1, 2007...................      46.32          49.4           46.32          49.4           108.34         49.6
April 1, 2008.....................      46.32          49.4           46.32          49.4           108.34         49.6
October 1, 2008...................      44.63          50.2           44.63          50.2           104.22         50.3
April 1, 2009.....................      44.63          50.1           44.63          50.1           104.22         50.2
October 1, 2009...................      42.93          50.9           42.93          50.9           100.11         51.0
April 1, 2010.....................      42.93          50.4           42.93          50.4           100.11         50.4
October 1, 2010...................      41.24          51.5           41.24          51.5            96.00         51.6
April 1, 2011.....................      41.24          42.8           41.24          42.8            96.00         41.8
October 1, 2011...................       0.00           0.0            0.00           0.0             0.00          0.0

                                              N798AN                        N799AN
                                    ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------
January 1, 2002...................     $133.38         66.7%         $133.73         66.7%
April 1, 2002.....................      129.25         68.8           129.59         68.8
October 1, 2002...................      129.25         67.0           129.59         67.0
April 1, 2003.....................      125.13         69.1           125.46         69.1
October 1, 2003...................      125.13         67.4           125.46         67.4
April 1, 2004.....................      121.00         69.7           121.32         69.7
October 1, 2004...................      121.00         68.0           121.32         68.0
April 1, 2005.....................      116.88         70.4           117.19         70.4
October 1, 2005...................      116.88         69.0           117.19         69.0
April 1, 2006.....................      112.75         71.5           113.05         71.5
October 1, 2006...................      112.75         47.7           113.05         47.6
April 1, 2007.....................      108.63         49.4           108.91         49.4
October 1, 2007...................      108.63         48.1           108.91         48.1
April 1, 2008.....................      104.50         49.9           104.78         49.9
October 1, 2008...................      104.50         48.6           104.78         48.6
April 1, 2009.....................      100.38         50.5           100.64         50.5
October 1, 2009...................      100.38         49.1           100.64         49.1
April 1, 2010.....................       96.25         50.5            96.51         50.5
October 1, 2010...................       96.25         49.4            96.51         49.4
April 1, 2011.....................       92.13         41.9            92.37         41.9
October 1, 2011...................        0.00          0.0             0.00          0.0

                                              N750AN                        N751AN                        N752AN
                                    ---------------------------   ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------   -------------   -----------
January 1, 2002...................     $133.75          66.7%        $134.07          66.9%        $134.45          66.8%
April 1, 2002.....................      129.61          68.8          130.05          68.9          130.41          68.9
October 1, 2002...................      129.61          67.0          130.05          67.1          130.41          67.1
April 1, 2003.....................      125.48          69.1          126.03          69.3          126.38          69.2
October 1, 2003...................      125.48          67.4          126.03          67.6          126.38          67.5
April 1, 2004.....................      121.34          69.7          122.00          69.7          122.35          69.7
October 1, 2004...................      121.34          68.0          122.00          68.1          122.35          68.1
April 1, 2005.....................      117.20          70.4          117.98          70.4          118.31          70.4
October 1, 2005...................      117.20          69.0          117.98          69.1          118.31          69.1
April 1, 2006.....................      113.07          71.5          113.96          71.5          114.28          71.5
October 1, 2006...................      113.07          47.7          113.96          47.8          114.28          47.8
April 1, 2007.....................      108.93          49.4          109.94          49.5          110.25          49.5
October 1, 2007...................      108.93          48.1          109.94          48.2          110.25          48.2
April 1, 2008.....................      104.79          49.9          105.92          50.0          106.21          50.0
October 1, 2008...................      104.79          48.6          105.92          48.7          106.21          48.7
April 1, 2009.....................      100.66          50.5          101.89          50.5          102.18          50.5
October 1, 2009...................      100.66          49.1          101.89          49.2          102.18          49.2
April 1, 2010.....................       96.52          50.5           97.87          50.6           98.15          50.6
October 1, 2010...................       96.52          49.4           97.87          49.5           98.15          49.5
April 1, 2011.....................       92.38          41.9           93.85          41.8           94.11          41.9
October 1, 2011...................        0.00           0.0            0.00           0.0            0.00           0.0

                                              N753AN                        N754AN
                                    ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------
January 1, 2002...................     $134.54          66.9%        $134.82         66.8%
April 1, 2002.....................      130.50          68.9          130.77         68.9
October 1, 2002...................      130.50          67.1          130.77         67.1
April 1, 2003.....................      126.47          69.2          126.73         69.2
October 1, 2003...................      126.47          67.5          126.73         67.5
April 1, 2004.....................      122.43          69.7          122.68         69.7
October 1, 2004...................      122.43          68.1          122.68         68.1
April 1, 2005.....................      118.40          70.4          118.64         70.4
October 1, 2005...................      118.40          69.1          118.64         69.1
April 1, 2006.....................      114.36          71.5          114.59         71.5
October 1, 2006...................      114.36          47.8          114.59         47.8
April 1, 2007.....................      110.32          49.5          110.55         49.5
October 1, 2007...................      110.32          48.2          110.55         48.2
April 1, 2008.....................      106.29          50.0          106.51         50.0
October 1, 2008...................      106.29          48.7          106.51         48.7
April 1, 2009.....................      102.25          50.5          102.46         50.5
October 1, 2009...................      102.25          49.2          102.46         49.2
April 1, 2010.....................       98.21          50.6           98.42         50.6
October 1, 2010...................       98.21          49.5           98.42         49.5
April 1, 2011.....................       94.18          41.9           94.37         41.9
October 1, 2011...................        0.00           0.0            0.00          0.0

                                              N755AN                        N756AM                        N757AN
                                    ---------------------------   ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------   -------------   -----------
January 1, 2002...................     $135.14         68.4%         $135.37         68.4%         $135.82         68.4%
April 1, 2002.....................      135.14         68.4           135.37         68.4           135.82         68.4
October 1, 2002...................      131.09         68.9           131.31         68.9           131.75         68.9
April 1, 2003.....................      131.09         68.9           131.31         68.9           131.75         68.9
October 1, 2003...................      127.03         69.6           127.25         69.6           127.67         69.5
April 1, 2004.....................      127.03         69.5           127.25         69.5           127.67         69.5
October 1, 2004...................      122.98         70.4           123.19         70.4           123.60         70.4
April 1, 2005.....................      122.98         70.3           123.19         70.3           123.60         70.3
October 1, 2005...................      118.92         71.5           119.13         71.5           119.52         71.5
April 1, 2006.....................      118.92         71.5           119.13         71.5           119.52         71.5
October 1, 2006...................      114.87         49.1           115.06         49.1           115.45         49.0
April 1, 2007.....................      114.87         49.0           115.06         49.0           115.45         49.0
October 1, 2007...................      110.81         49.6           111.00         49.6           111.37         49.6
April 1, 2008.....................      110.81         49.6           111.00         49.6           111.37         49.6
October 1, 2008...................      106.76         50.3           106.94         50.3           107.30         50.3
April 1, 2009.....................      106.76         50.2           106.94         50.2           107.30         50.2
October 1, 2009...................      102.71         51.0           102.88         51.0           103.22         51.0
April 1, 2010.....................      102.71         50.4           102.88         50.4           103.22         50.4
October 1, 2010...................       98.65         51.6            98.82         51.6            99.15         51.6
April 1, 2011.....................       98.65         42.0            98.82         42.0            99.15         42.1
October 1, 2011...................        0.00          0.0             0.00          0.0             0.00          0.0

                                              N758AN                        N759AN
                                    ---------------------------   ---------------------------
                                       ASSUMED                       ASSUMED
                                      AIRCRAFT        LOAN TO       AIRCRAFT        LOAN TO
                                      VALUE (IN      AIRCRAFT       VALUE (IN      AIRCRAFT
                                      MILLIONS)     VALUE RATIO     MILLIONS)     VALUE RATIO
                                    -------------   -----------   -------------   -----------
January 1, 2002...................     $136.05         68.4%         $136.27         68.4%
April 1, 2002.....................      136.05         68.3           136.27         68.3
October 1, 2002...................      131.97         68.9           132.18         68.9
April 1, 2003.....................      131.97         68.8           132.18         68.8
October 1, 2003...................      127.89         69.5           128.09         69.5
April 1, 2004.....................      127.89         69.5           128.09         69.5
October 1, 2004...................      123.81         70.3           124.01         70.3
April 1, 2005.....................      123.81         70.3           124.01         70.3
October 1, 2005...................      119.72         71.5           119.92         71.5
April 1, 2006.....................      119.72         71.5           119.92         71.5
October 1, 2006...................      115.64         49.0           115.83         49.0
April 1, 2007.....................      115.64         49.0           115.83         49.0
October 1, 2007...................      111.56         49.6           111.74         49.6
April 1, 2008.....................      111.56         49.6           111.74         49.5
October 1, 2008...................      107.48         50.3           107.65         50.3
April 1, 2009.....................      107.48         50.2           107.65         50.2
October 1, 2009...................      103.40         51.0           103.57         51.0
April 1, 2010.....................      103.40         50.4           103.57         50.4
October 1, 2010...................       99.32         51.6            99.48         51.6
April 1, 2011.....................       99.32         42.2            99.48         42.3
October 1, 2011...................        0.00          0.0             0.00          0.0